AGREEMENT

                            BY AND BETWEEN

                      GIBRALTAR STEEL CORPORATION
                     STRIP AND STRAPPING DIVISION

                                  and

                          INTERNATIONAL UNION
                           UNITED AUTOMOBILE
                             AEROSPACE AND
                             AGRICULTURAL
                           IMPLEMENT WORKERS
                           OF AMERICA  (UAW)

                               and   its

                              AMALGAMATED
                          LOCAL NO. 55  (UAW)

                             July 31, 1996
                                through
                             July 30, 1999

        -50-
                               AGREEMENT

      This Agreement dated the 31th day of July, 1996, by and between GIBRALTAR STEEL CORPORATION, STRIP AND STRAPPING DIVISION, with its principal place of business at 2555 Walden Avenue, Cheektowaga, New York, hereinafter referred to as the "COMPANY" and the INTERNATIONAL UNION, UNITED AUTOMOBILE, AEROSPACE AND AGRICULTURAL IMPLEMENT WORKERS OF AMERICA (UAW) and its LOCAL No. 55, hereinafter referred to as the "UNION."

                              WITNESSETH:
                               ARTICLE I
                                PURPOSE

1.1   Purpose of Agreement

      It is the intent and purpose of the parties hereto that this Agreement shall foster, promote and improve the industrial relationship between the Company and its employees and to set forth herein a basic agreement covering wages, hours, and working conditions, and other conditions of employment to be carried out, observed, and performed by the parties hereto. NOW, THEREFORE, in consideration of the covenants, agreements, understanding, terms and conditions, herein contained and in consideration of other good and valuable considerations, it is hereby mutually agreed between the parties hereto as follows:

1.2   Bargaining Unit Employees

      The Company recognizes the Union as the sole and exclusive representative for the purpose of collective bargaining with respect to wages, hours of employment and other conditions of employment for all production and maintenance employees, including truck drivers, but excluding all office clerical employees, professional employees, guards, and supervisors as defined in the Act.

                              ARTICLE II
                              RECOGNITION

2.1   Union Recognition

      The Company recognizes the Union as the exclusive collective bargaining representative for the production and maintenance employees of the Company at the Company's plant at 2555 Walden Avenue, Cheektowaga, New York, and at any branch plant or subsidiary in which employees as defined in this Article are employed in a plant located within a fifty (50) mile radius of the City Hall of Buffalo, New York, in which the operation is that of a steel service center which includes either sales, storage, distribution or the processing of steel or metal products for use for manufacturing purposes by others, or which includes a plant in which there is a cold reducing mill, or for any other purposes hereinafter incorporated in the operations in the Gibraltar Steel Corporation plant in the locations herein described; provided that if such plant is beyond such fifty (50) mile radius and if operation is discontinued at either the Gibraltar Steel Corporation plants or any other plant hereinafter opened, within the terms of and covered by this Agreement, there will be preferential hiring of such new plant beyond such fifty (50) mile radius. The employees covered by this Agreement shall include only those employees for whom the Union is recognized as the exclusive bargaining agent.

2.2   Successor Clause

      This agreement shall be binding upon the parties hereto, their successors, administrators, executors and assigns. In the event the entire operation or any part thereof is sold, leased, transferred, or taken over by sale, transfer, lease, assignment, receivership, or bankruptcy proceedings, such operation shall continue to be subject to the terms and conditions of this Agreement for the life thereof. It is understood by this provision that the parties hereto shall not use any leasing device to a third party to evade the contract. The employer shall give notice of the existence of this Agreement to any purchaser, transferee, lessee, assignee, etc., of the operation covered by the Agreement or any part thereof. Such notice shall be in writing with a copy to the Union prior to the time the seller, transferor or lessor executes a contract of transaction as herein described.

      In the event the employer fails to give the notice herein required and/or fails to contractually require the purchaser, transferee, or lessee to assume the obligations of this contract, the employer shall be liable to the Union and to the employees covered for all damages sustained as a result of such failure to require assumption of the terms of this contract.

2.3  List of Supervisors and Union Representatives

      The Company shall give to the Union a list of supervisors, including their names and titles and the Union likewise shall give the Company a list of its representatives.

2.4  Conferences

      Conferences shall take place between the Union and the Company for the discussion of any questions that either party may want to raise, at such times and places as may be agreed upon between them.

2.5  Overtime Representation

      For the purpose of overtime representation of employees, when more than six (6) employees are scheduled to work overtime, a Union Representative will be offered overtime work during such period in his classification, or on another job which he is able to perform in a satisfactory manner, if there is no Union Representative already scheduled for work during the period of such overtime.

2.6  No Subcontracting

       The Company agrees that it will not subcontract any production and maintenance work if it has the facilities and machinery to perform the job except in extenuating circumstances in which case it shall be mutually agreed to by the Company and the Union. The Company further agrees that they will not sell, lease or transfer any of its machinery, equipment or facilities for the purpose of subcontracting bargaining unit work.

2.7  Union Bulletin Boards

      The Company shall furnish bulletin boards for the exclusive use of the Union for the posting of officially signed notices. The Union agrees that the use of bulletin boards will be limited to the display of notices of Union meetings and functions.

 2.8 Supervision May Not Work

     Any foreman in the employ of the Company is to supervise only and shall not perform work which is normally performed by production or maintenance employees, except for the purpose of instruction or demonstration, or in an emergency if no other employees are available.

2.9  Supremacy of the Agreement

      Unless otherwise specifically provided for in this Agreement, or as may be subsequently mutually agreed upon between the Company and the Union, and so stipulated in writing:

(a) The Company shall not provide wages in excess of the Standard Wage Scale for job classifications established and agreed upon.

(b) The Company shall not provide fringe benefits in excess of those established, including turkeys, hams, picnics, parties, gifts, lotteries, drawings, etc., unless the Union is notified and does not object to such on a non-precedent basis.

(c) The Company shall neither make non-profit arrangements with an employee, or group of employees, with respect to the terms of this Agreement, nor shall the Company request or accept a waiver of the contractual or legal rights of an employee.

                              ARTICLE III
                          COLLECTION OF DUES

3.1  Membership Cards

      The Company agrees during the term of this Agreement, upon receipt of an individual, separate authorization and request in writing, duly executed by a member of the Union pursuant to the provisions of Section 302(c) of the Labor Management Relations Act of l947, to deduct monthly dues and such initiation fees and reinstatement fees as may be fixed by the Union pursuant to the terms of said authorization to the extent permitted by said Act, and remit same by check payable to Local Union No. 55 U.A.W. All such deductions shall be made from the employee's first pay for each month during the term of this contract and the full amount collected for initiation fees and dues shall be forwarded to the Local Union not later than the twentieth (20th) day of the month in which the collection was made. In the event any payments made by the Company to the Union are found to be erroneous, such erroneous payments shall be promptly refunded by the Union to the Company.

3.2   Membership in Union a Condition of Employment

      Employees covered by the Agreement at the time it becomes effective and newly-hired employees who are covered by this Agreement shall be required, as a condition of continued employment, to become members of the Union on or before the fifth (5th) day following the thirtieth (30th) calendar day of such employment or the effective date of this Agreement, whichever is the later.

 3.3   Termination of Employment for Failure to Pay Dues

     The Union shall accept into membership all employees hired by the Company on the same terms and conditions generally applicable to the members. Employees to whom membership in the Union is denied or whose membership is terminated by the Union by reason of the failure of such employee to tender the periodic dues and initiation fees uniformly required as a condition of acquiring or retaining membership shall not be retained in the employ of the Company.

                              ARTICLE IV
                            REPRESENTATION

4.1  Representatives and Payment of Committeemen

        The Union shall be represented by (a) International Representatives, (b) Local Union Representatives, (c) a Shop Committee of four (4), one of which shall be the Chairman and by six (6) stewards, two (2) on each of the three (3) shifts. One Steward on each shift shall be selected from the Strip Department and one (1) from the Strapping Department. The Steward for the Strapping Department shall be an employee who is classified as Recoiler, Floor Bander/Tow Motor, Table Bander, Pay Off Loader, Line Operator, Oscillating Slitter Operator/Helper, or Strap Tow Motor.

       Stewards may be temporarily transferred from classification  to
classification  on  their  respective  shift(s)  but   will   not   be
transferred off the shift they represent.

      International and Local Union Representatives shall be permitted access to the plant, upon notification to the Company for investigating grievances or working conditions and/or to meet with representatives of Management.

4.2   Representatives May Leave Jobs for Union Activities

      Committeemen and/or stewards shall be permitted to leave their jobs for Union activities during working hours, upon notifying their foremen, who will arrange to provide a replacement within fifteen (15) minutes and thereupon the steward or committeeman may leave his job. The Chairman of the Committee shall, however, be permitted to leave his job immediately upon notification to the foreman for the purpose of handling Union business at any of the plants of the Company.

4.3  Payment of Committeemen and Steward

     Committeemen and Stewards shall receive their regular hourly rate of pay for the handling of grievances and meetings with Company Representatives during their regular working hours. Committeemen shall also receive their regular pay for contract negotiations during their regular working hours. In the event a Committeeman or Steward is required to attend meetings with Management on a shift other than the shift on which he works, such Committeeman or Steward will be paid for all time spent at such meetings at his regular hourly rate if he opts to take equivalent time off from his next following shift. If he opts to work his entire shift following the meeting, he shall be paid at time and one-half his regular rate for the time spent attending the meeting.

                               ARTICLE V
                          GRIEVANCE PROCEDURE

5.1  GRIEVANCE PROCEDURE

STEP 1.  Foreman's Disposition
      Any employee having a grievance shall present it to his Steward or Committeeman who will attempt to negotiate the matter with the Department Foreman. If the grievance is not satisfactorily settled, such grievance shall be reduced to writing on triplicate forms provided by the Union. The grievance shall be dated and signed by the aggrieved employee and the Steward or Committeeman. The Foreman shall state his disposition in writing and reasons, therefore, within one
(1) work day after the written grievance has been presented to him, unless additional time is mutually agreed to. The Foreman shall keep one (1) copy of the grievance for his record.

Grievance Property of the Union
       After the grievance has been signed by the aggrieved employee, the grievance shall become the property of the Union and representatives of the Company shall not contact the aggrieved employee relative to the grievance except in the presence of a Union Representative.

STEP 2.  Plant Manager's Disposition
      If the above step shall fail to secure satisfactory settlement, the grievance may be appealed to the Plant Manager by the Committee. If, at this step, the grievance is not satisfactorily settled, the Plant Manager shall state his disposition in writing and reasons therefor, within two (2) work days from the time of presentation at the meeting, unless an additional time is mutually agreed to.

STEP 3.  Disposition of Officers of the Company
      If the above step shall fail to secure satisfactory settlement, the grievance may be appealed to the officer of the Company or its designated representatives and be processed by them and the accredited representatives of the Union. If, at this meeting, the grievance is not satisfactorily settled, the Company shall state its disposition in writing and reasons therefore within three (3) working days, excluding Saturdays, Sundays, and Holidays from the time of presentation at the meeting. In case of failure to answer the grievance within the time limitation, as stated in Step 3 (unless agreed to extend the time limit in writing by mutual agreement) the agreement sought by the aggrieved employee or Shop Committee as the case may be shall be considered as the final adjustment to be effectuated.

The Union shall appeal Grievances to Arbitration within one hundred twenty-five (125) days following the Union's receipt of the Company's Third Step Grievance answer. Grievances must be appealed by the Union to Arbitration within the aforementioned one hundred twenty-five (125) day period or such Grievances shall be considered withdrawn without precedent.












STEP 4.  Arbitration

     If Step 3 above shall fail to secure satisfactory settlement, the Company and the Union may, by mutual agreement, request the Office of the New York State Board of Mediation to submit the name of a Staff Arbitrator who will arbitrate the grievance or grievances pending. In the event no agreement is reached, in the selection of a staff arbitrator, as heretofore stated, the Union may make a request to the Office of the Federal Mediation and Conciliation Service for a Western New York panel of nine (9) names from which an arbitrator shall be selected, either by mutual agreement or by each party alternately striking off a name from the panel. The remaining name shall be the arbitrator who shall arbitrate the grievance or grievances pending.

   (a) The arbitrator shall fix and notify the parties of the time and place for arbitration of the grievance.

   (b) Any issue involving the interpretation or application of any term of this Agreement may be initiated by the Union directly as provided for in Step 3 above. Upon failure of the parties to agree, the Union may then appeal the issue to arbitration for a decision.

   (c) The decision of the arbitrator shall be final and binding upon both parties, but he shall have no power either to add to, subtract from, or modify any of the terms, conditions or limitations of this Agreement or any agreement supplementary hereto.

   (d) All the costs and expenses of the arbitration shall be divided equally between the Company and the Union.

5.2  Preliminary Meeting for Contemplated Discipline

     The Company agrees that when disciplinary action which may result in lost time is under consideration or being contemplated on the part of the Company toward any employee under the terms of this Agreement, that before such action is taken and while it is under consideration, the matter will be subject for discussion between the Company and the Union. It is the purpose and intent of this clause to attempt to settle all such matters before action is taken in order that discussion after the act may not be necessary thereby conserving the time of both the Company and the Union.

5.3  Five (5) Work Days to File a Grievance on Discharge

      The Company may discharge an employee for just cause, subject to
Article V-5.2. When an employee is discharged, the Chairman or a member of the Shop Committee shall be given notice in writing. Before leaving the plant, the discharged employee shall have the right to confer with the Union. Any grievance relating to such discharge shall be taken up in accordance with Article V. Such grievance must be filed in writing within five (5) working days from the time the Union received the written notice referred to in this Step or the discharge shall be absolute and not subject to the grievance or arbitration provisions of this Agreement.







5.4  Evidence Before Arbitration

      In order that full and complete consideration be given on behalf of the disciplined employee, no evidence of any nature whatsoever, including witnesses, written evidence, and/or photographs, shall be introduced by the Company at the arbitration hearing, unless such evidence has already been introduced and made available to the Union prior to the arbitration hearing.


5.5  Grievance Meetings Regarding Suspension and/or Discharge

      The Company shall meet with the Union at a Step 3 Grievance Meeting on Suspension and/or Discharge within ten (10) work days of the Company's receipt of the Grievance, unless the parties mutually agree to extend such time limit in writing.

      The parties failure to meet at a Step 3 Grievance Meeting within the above referenced ten (10) work day time limit shall not constitute automatic award of any requested Grievance Settlement.

                              ARTICLE VI
                         STRIKES AND LOCKOUTS

6.1  No Strike Clause

      The Union and its members, individually and collectively agree, that they will not cause or permit or take part in any strike, suspension, slow-up or stoppage of work during the term of this Agreement, except:

   (a) A refusal by the Company to comply with the terms of the grievance procedure or any other terms of this Agreement.
  (b)  The Company refuses to comply with a decision of an Arbitrator.

6.2  No Lockout Clause

     The Company agrees that during the same term it will not cause or sanction any lockout of its employees except:

  (a) A refusal by the Union to comply with the terms of the grievance procedure.

  (b) The Union refuses to comply with a decision of an Arbitrator.

6.3  Unauthorized Strikes

       It is understood and agreed that, in the event of any unauthorized strike, suspension, slow-up or stoppage of work during the term of this Agreement, there shall be no liability on the part of the International Union, Local Union, or any of their agents, officers, or members and the sole recourse and exclusive remedies of the Company, in such event, shall be those of a disciplinary nature against its employees who have so violated. In the event any employee or group of employees participate in any deliberate curtailment of work or take part in any unauthorized strike, the Union and its officers shall immediately attempt to prevail upon such employees to return to work. Should the Union be unsuccessful in immediately terminating such work stoppage, the Company shall be free to take any disciplinary action it deems necessary up to and including dismissal against any or all employees.

6.4  Right to Strike

      Notwithstanding the aforementioned provisions of this Article - Strikes and Lockouts, the Union reserves the right to strike if the
Company:

   (a) Refuses to bargain with the accredited representatives of the Union.

   (b) Refuses to admit accredited representatives of the Union to the plant or shop premises as provided herein.

   (c) Refuses to deduct dues and initiation fees and to make contributions for Pension and Insurance premiums as provided herein.

  (d) Refuses to pay wages and vacation allowance as provided herein.

   (e) Introduces new or changes existing classifications, production standards, and/or rates of pay without the Union's approval as to the rates of pay relating thereto.

  (f) Introduces any new machines or methods of production without the Union's approval as to the rates of pay relative thereto.

  (g) Refuses to correct safety or health hazards.

   (h) No strike shall be called by the Union as permitted by this Article nor lockout by the Company as permitted by this Article without ten (10) calendar days prior notice to the other party.

                              ARTICLE VII
                               SENIORITY

7.1     Company-Wide   Seniority   and   Super-Seniority   for   Union
Representatives

  (a) Company-Wide Seniority
      Seniority shall be established on a Company-wide basis with each employee's seniority determined as of his date of hire.

  (b) Super-Seniority for Union Representatives
      Employees who are members of the Shop Committee of the Local Union shall head the seniority list in the Company at the time of layoff and recall. The preferential seniority for members of the Shop Committee shall be as follows:

     1.   Shop Chairman.
2.   Committeemen with the highest Company-wide seniority.
3. Stewards with the highest Company-wide seniority in the area they represent.

7.2  Bumping and Recall
     Three (3) Work Days Advance Notice of Layoff

      An employee who is laid off may displace the least senior employee in a classification anywhere in the bargaining unit on the shift of his choice, provided he is capable of doing the work. As the workforce is expanded, an employee shall be recalled to work in accordance with Company-wide seniority and provided he is capable of doing the work. Any employee accepting a lay- off in preference to exercising his seniority shall be laid off and shall await recall to work in line with his Company-wide seniority. Employees to be laid off shall receive a minimum of three (3) work days advance notice of such layoff.

      Such layoff notices shall be given no later than 7:00 A.M. on Wednesday so that the layoff shall take effect at the end of the shift on Friday following the Wednesday on which the layoff notice was given. Bumping may only be exercised at time of layoff. Laid off employees must exercise the right to bump within 24 hours from the time the notice was given so that at the end of the 3-day notice, the number of laid off employees shall be the same with- out further layoff notice.

       When  a  shift/job is eliminated the affected  employee(s)  may
exercise   seniority  on  the  shift  of  their  choice   within   the
classification.

      Employees who have previously held a classification but have not per- formed work in the classification for a period of more than one
(1) year, shall be provided with a two-day (16 hours) refamiliarization at time of bump. At the conclusion of the sixteen hour period, employee must be able to fully perform the duties of the classification.

     The Union shall be given a copy of each layoff notice.

7.3  Lay Off Procedure

     When there is a decrease in the number of employees required in a
particular  job  classification,  the  following  procedure  will   be
followed:

   (a) Probationary employees will be laid off the job classification in which the layoff occurs.

   (b) Should there be any further decrease in such classification, employees may be laid off according to the seniority provisions of this Agreement in sufficient numbers in order to maintain a forty (40) hour work week in such classification.

  (c) When there is an increase in force after a layoff, the following procedure shall be followed:

      All employees in a classification will be returned to work according to seniority before the hours are increased above forty (40) hours per week in the classification. This shall not preclude overtime work of an emergency nature in a portion of the workforce to complete the emergency or rush work. However, no overtime work shall be worked in a classification in which employees are laid off if such overtime work totals forty (40) hours or more in a work week, whereby it would have permitted a laid off employee to perform such work had he been recalled. Prior to the aforementioned deviation, the Shop Committee shall be notified of the nature of the job and the time and employees involved.

   (d) Nothing in this Section or in Section 7.4 shall restrict overtime in any classification other than the one in which the layoff occurs.

7.4 Recall Procedure

      When there is an increase in the number of employees required in a particular job classification, the following procedure will be followed:

   (a) All laid off employees in such job classification who have seniority will be recalled to work according to seniority before the hours for such classification are increased above forty (40) hours per week.

  (b) New employees will not be hired in such job classification until all employees with seniority have been recalled.

    (c)  Any  employee  who  is  actively  employed  in  another   job
classification at the time he is recalled to either his original bid classification or a subsequent bump classification, has the option of declining his recall rights and remain in his present classification. Any employee who elects to decline his recall rights and remains in his bump classification, relinquishes all further recall rights. This classification will now become the employee's permanent classification.

   (d) Any remaining laid off employees shall be recalled in order of seniority to open classifications available provided they are capable of doing the job. Recalled employees shall remain in this job classification until conditions allow the employee to be recalled to a previous bump/bid classification.

  (e) For the purpose of recalling employees back to work upon the termination of an authorized strike, employees shall be recalled in strict adherence with seniority, provided that they can perform the work that is necessary to be done. Those who are not immediately recalled shall be recalled as jobs open in line with their ability/seniority. All time lost as a result of the strike shall be counted as time worked for vacation purposes and all economic fringe benefits.

   (f) Notices of recall to laid off employees having seniority shall be delivered by United States Registered Mail to the last address given the Company by the employee.

7.5  Seasonal Employees

   (a) Seasonal employees may be hired between May 1 and the first Monday of September. The hiring of seasonal employees shall not be used to circumvent the established rates in Schedule "C" but only to hire legitimate seasonal employees as may be required from year to year.

   (b) Any seasonal employee who is retained after the first Monday of September shall automatically become a regular employee and his seniority shall be retroactive to date of hire and be entitled to all benefits provided for in the Collective Bargaining Agreement.

   (c) A separate seniority list of seasonal employees shall remain in effect for only one (1) calendar year. This listing does not carry forward to the following calendar year and, therefore, the seasonal employees do not have any recall rights.

   (d) Those seasonal employees who have worked in prior years and are rehired, shall be considered probationary employees, in accordance with Article VII, 7.7 Seniority-Probationary Period.

   (e) The seasonal employees shall receive the rates of pay in accordance with Schedule C - Seasonal Employees (including shift differential) immediately upon their hire or rehire.

   (f) All seasonal employees are required to become members of the Union.

   (g) Seasonal employees' rate of pay for the term of this Collective Bargaining Agreement shall remain at $9.16 per hour.

  (h) Seasonal employees are entitled to all benefits provided in this Collective Bargaining Agreement except those specifically excluded, limited or modified herein.

  1. Seasonal employees shall receive Retirement Fund contributions during the period of their employment.

  2. Seasonal employees shall receive holiday pay only for those holidays which fall during the period of their employment.

  3. Seasonal employees who have health insurance under a parents' or spouse's policy shall not be provided the hospital/medical portion of Welfare Fund benefits if such coverage is provided by the parent's/spouse's policy. Seasonal employees shall not receive benefits under Article XII, 12.4 (b) following their termination of employment (3 months additional coverage).

  4. Seasonal employees shall not receive any vacation allowance, prescription safety glass allowances, safety shoe allowance, jury duty pay, veterans leave or temporary military leave, or cost of living allowance.

  5. Seasonal employees shall receive a modified bereavement leave as outlined in Article VIII, 8.4 in the event of the death of the employee's mother, father, spouse or child.

  (i) Seasonal employees will not be assigned to any vacant job. The Company agrees to post such vacancy and if there is no successful bidder, hire a permanent employee for the vacant position.

7.6   Creation of New Shift

      Where it is necessary to establish or expand a new shift, management may select according to seniority, experienced employees for such purpose. However, assignment to such shift shall be limited to fourteen (14) calendar days. The time limit may be extended by mutual agreement.

7.7  Probationary Period

   (a) All new employees, and those rehired after a break in their seniority as hereinafter provided shall be probationary employees for the first sixty (60) calendar days after their employment or rehiring. During such probationary period, the Company may lay off or discharge such employees as it may determine in its sole judgement.
   (b) When an employee is laid off prior to completion of his probationary period, and the employee is recalled to work within sixty
(60) days from the date of his layoff, all days worked for the Company prior to the layoff date, shall be counted toward completion of the probationary period.

7.8  Loss of Seniority

     An employee shall lose all seniority for the following reasons:

  (a)If the employee quits or retires.

  (b)If the employee is discharged for just cause.
   (c)If the employee refuses or fails to return to work within  three
(3) days after the Company has notified him to report for work by Registered Mail or Certified Mail addressed to the employee's address shown on the Company's records or if he fails to report for work after a leave of absence has expired, he shall be deemed to be a voluntary quit, unless prevented by just reason or other condition beyond his control.

   (d)If  the  employee  is on continuous layoff for  thirty-six  (36)
months.

7.9  Seniority Lists

      Once every three (3) months, upon request by the Chairman of the Committee, the Company shall furnish a list of employees showing the continuous service, rates of pay and classification of each employee covered by this Agreement. The Company shall notify the Union in writing on a weekly basis of any quits, discharges, layoffs, recalls and new hires.

7.10 Seniority When Transferred or Promoted Out of Bargaining Unit

      Any employee who is a member of the Bargaining Unit and who is promoted to a position outside of the Bargaining Unit shall be deemed a quit.

7.11 Change of Address

      Employees shall notify the Company of any change of address within seven (7) days after such change shall have taken place. Such notice shall be in writing and delivered to the Company's office either by United States Registered Mail or in person.

7.12 Job Posting

  (a) When a new, permanent job is created or a permanent job vacancy occurs in the bargaining unit, the job shall be posted for two (2) consecutive work days. However, the posting shall not occur more than thirty (30) days prior to the actual opening. The opening shall be filled in order of seniority with first consideration being given to those within the affected classification. In all cases, the employee must be able to perform the work.

         In addition to posting the job on the bulletin board, the Company, on the same day shall forward a "job bid" form (by registered or certified mail to the last known address) to those employees on sick leave and employees who have signed an absentee or sick leave bid. To be considered a valid bid, the form must be received by the Company within seven (7) days of the original posting. The notice shall include a description of the job, together with the qualifications required of employees in order to fulfill the duties of such job, and shall state the time limit for filing applications. Job bids shall expire after an employee is deemed qualified by the Company or six (6) months from date of posting which shall appear on the bid.

       Any employee desiring such job, shall make written application to the representative of the Company or on forms provided by the Company. Such new job shall be awarded in accordance with the seniority provisions of the contract within ten workdays after the job has been posted. An employee awarded a work opening may refuse to accept the job if he is not transferred into such job within seventeen
(17) work days from date of posting. Should a job vacancy be awarded to an employee on vacation, sick leave or leave of absence, the Company shall fill the vacancy by temporary assignments, until such time as the successful bidder returns to work.

   (b) Employees (excluding sick leave employees) before leaving on vacation, Union leave, personal leave, jury duty, etc., shall, if they desire, leave an absentee bid with the Company on jobs they would have bid, if they were present.

   (c) Absentee and sick leave bids shall be posted and will identify the employee who is on sick leave and is being replaced, and will be filled in the same manner as stipulated herein. The length of time any absentee and sick- leave bid remains in effect without being reposted shall be for the period of time the employee is on sick leave or nine (9) months, whichever occurs first. The seniority of employees accepting such bids shall be considered secondary to all employees permanently in the classification for purposes of shift transfer preference and lay off from the classification i.e. first to be laid off from the classification, last to exercise shift preference. Employees accepting such bids shall revert back to their former job classification when the employee on sick leave returns to work, a period of nine (9) months expires from the date of the sick leave posting or it is determined that the employee on sick leave will be unable to return to work. In the event the employee on sick leave is determined to be unable to return to work, a permanent job opening shall then be posted and awarded according to the provisions of the Agreement.

      Subsequent job openings created by employees accepting absentee or sick leave bids shall be posted with first consideration given to the most senior capable bidder.

       The Company will, on a quarterly basis, inform the Union of the known status of the employee on sick leave. Employees accepting absentee or sick leave bids shall not be bound by the bidding time limits as outlined in this paragraph 7.12 of Article VII.

   (d) Any subsequent filling of absentee or sick leave bids shall be re-posted and filled as outlined above.

  (e) If a non-qualified employee is a successful bidder by virtue of his seniority, by mutual consent between the Company and the Union, the employee shall be given a seven (7) day trial period to determine whether his capacity is such that he could become qualified within the thirty (30) day trial period. Any employee who has been promoted or advanced and who proves incompetent, in the reasonable judgment of the Company, within a thirty (30) day trial period, shall revert back to his former job. It is expressly understood, however, that the Company is not required to keep an employee on the job to which he has been advanced, promoted, or transferred, for such thirty (30) day period if, in the reasonable judgment of the Company, he proves incompetent, his performance indicates his continuance on his new job will cause excessive scrap loss, cause undue risk of Company property, will endanger the safety of fellow employees, or other evidence of incompetency. In such case, the employee will be transferred to his former job. If the Union claims that the judgment exercised by the Company upon the question of incompetency was not reasonable, the Union shall have recourse to the grievance procedure provided for by this Agreement. Any employee who is the successful bidder shall not be eligible to bid for one hundred twenty (120) days including his trial period except for a higher-rated job. An employee shall not be eligible to bid on a temporary posting while training in another classification. Employees who are considered not eligible to be awarded a bid on a vacancy by virtue of the 120 day restriction outlined herein, will be offered all job vacancies before new employees are hired as a result of no bidders or successful bidders being identified from the bargaining unit providing the employee signed the original job bid.

      Employees who are considered not eligible to be awarded a bid on a vacancy by virtue of the 120 day/90 day restrictions outlined herein, will be offered all job vacancies before new employees are hired as a result of no bidders or successful bidders being identified from the bargaining unit providing the employee signed the original job bid.

   (f) Employees who are disqualified from a classification and the disqualification is not reversed through the grievance procedure, such employee shall be permitted to re-bid after a period of one (1) year provided evidence of further related training or education is evident.

   (g) Employees bidding on any permanent opening in an Operator Classification after the effective date of this Agreement shall be trained in the duties of the Helper Classification as well.

      An additional thirty (30) days shall be provided in the training requirements for the Helper duties and employees successfully completing training shall be eligible for overtime opportunities and may be temporary transferred as a "Helper" as well.

       Employees currently in any bid Operator Classification prior to the effective date of this Agreement shall be afforded such training opportunities to the Helper Classification on a voluntary basis.

      All on the job training, which shall include refamiliarization, shall be performed and conducted by fully qualified bargaining unit employees and/or supervisory employees.

      In  the  event  that  the  Company has exhausted  the  voluntary overtime procedures and no fully qualified bargaining unit employees have accepted, the Company may utilize a non-bargaining unit, supervisory employee to fill such overtime vacancy provided that:

 1. Any bargaining unit employee, in the process of training on that job, may exercise the right to continue his training on that job, on overtime, while working with and alongside the non-bargaining unit, supervisory employee. Prior to exercising such right to continue his training on overtime, the bargaining unit employee shall not have refused or be scheduled for concurrent overtime and he must commit to work the immediate available overtime on the job in which the non-bargaining unit, supervisory employee is working.

 2. Any bargaining unit employee desiring to start training on that job, may exercise the right to initiate training on that job, on overtime, while working with and alongside the non-bargaining unit, supervisory employee. Prior to exercising such right to initiate training on overtime the bargaining unit employee shall commit to the full training program for the job per the Letter of Commitment dated May 1st, 1996, item #2, referencing Training Programs. Additionally, the employee shall not have refused or be scheduled for concurrent overtime and he must work the immediate available overtime on the job in which the non-bargaining unit, supervisory employee is working.

 3. Preference for on the job training opportunity, on overtime working with a non-bargaining unit, supervisory employee, shall first be extended to bargaining unit employees currently engaged in training on the job, preference granted to seniority. Second, preference shall be granted to non-qualified bargaining unit employees, preference granted to seniority.

(h) No employee who is recalled to work from a lay off shall have rights to a permanent job vacancy that he does not hold or bid on without such job being posted in accordance with the job posting procedures outlined herein.

      Capable employees may be recalled from lay off to permanent vacancies until the job posting procedure is completed and the successful bidder can assume the duties of the classification he bid to.

      The Company must post for any initial permanent vacancy within five (5) work days from the date at which such initial permanent vacancy occurred or was created. In the event that the Company fails to post for such vacancy within five (5) work days, the Company shall be prohibited from utilizing the temporary transfer provisions of the Agreement to fill such vacancy until such job is posted. Upon award of any initial permanent vacancy the Company must start to train the successful bidder within seventeen (17) work days. In the event that the Company fails to initiate the training of the successful bidder in the initial permanent vacancy within the seventeen (17) work days, such successful bidder shall receive any additional, higher pay differential, retroactively, from the date of the awarded job to the date of his actual placement on the awarded job. In addition, in the event of the Company's failure to initiate training on an initial permanent job vacancy within the seventeen (17) work day period, the Company shall be prohibited from utilizing the temporary transfer provisions of the Agreement to fill such job or vacancy.

   (i) In the event a permanent job is awarded to an employee training on a sick leave bid, such employee shall be required to complete this training on that sick leave bid. In addition to completing his training on the sick leave bid, the employee shall be required to remain in his sick leave bid for a period of up to thirty
(30) days in order to attain and establish competency and proficiency.

      An employee on a sick leave bid who is awarded a permanent job posting shall also be required to train his successor on the sick leave bid and shall not be placed on the permanent job until his successor has completed his training. It is understood and agreed that due to the successor training requirement, an employee may be required to remain in a sick leave job bid beyond the thirty (30) day period referenced above.

                             ARTICLE VIII
                           LEAVES OF ABSENCE

8.1  Union Leave

   (a) The Company shall grant a leave of absence for the period up to one (1) year, but with the privilege of automatic yearly renewals, to any employee elected or selected to a Local or International Union office, and his seniority shall accumulate during such leave.

(b) Upon termination of union employment, failure to apply or return to work within five (5) work days from the date of termination, the employee shall have been deemed to be a quit.

   (c) If the employee returns to work, he shall return to his former job in accordance with his seniority. If this seniority is insufficient for him to return to his former job, he shall then bump
into any other job       classification in the shop in accordance with
his seniority, providing he is capable of performing the job.


8.2   Personal Leave

       Leave of absence may be granted for good cause to other employees by mutual agreement between the Company and the Union.

8.3  Sick leave With Seniority

  (a) Employees who are sick shall automatically be on a sick leave of absence and, during such leave, shall accumulate seniority. However, if he accepts a position outside the Bargaining Unit during this time, he shall be deemed a quit from the Bargaining Unit, unless otherwise mutually agreed by the Company and the Union.

   (b) In cases where an employee is in an accident, injured or hospitalized and the Company requires a medical release from the employee's attending physician and a medical evaluation by a Company-appointed physician, the Company shall arrange for such medical evaluation within two (2) days following such release and notification to the Company personnel office.

8.4  Bereavement Leave

      Employees shall receive five (5) consecutive calendar days off from work at their regular straight time pay at the time death occurs in the employee's family, namely husband, wife, son, daughter, mother, father. Mother, father shall mean step-mother, step-father, etc. Employees shall receive four (4) consecutive calendar days off from work at their regular straight time pay at the time of death of employee's sister or brother. Employees shall receive three (3) consecutive days off from work at their regular straight time pay at the time death occurs in employee's immediate family, namely, mother-in-law, father-in-law, grandmother, grandfather or grandchild of the employee.

       Consecutive calendar days is understood to mean Sunday through Saturday inclusive.

       Time off from work is understood to mean consecutive days from Sunday through Saturday inclusive.

       Pay is understood to mean the employee's straight time hourly rate (including shift premium).
Times:  8 hours

Times:   The number of days as listed above regardless if the employee is scheduled to work or not.

An employee will not receive bereavement leave pay for the same period of time when it duplicates other pay received for which work was not performed, i.e. holiday pay, vacation, etc.

8.5  Leave of Absence Under False Pretenses

     Any employee who obtains a leave of absence under false pretenses shall be subject to discharge.


8.6   Jury Duty Leave

      When an employee is notified to report for jury duty, he will immediately submit such Jury Summons to the Company. The Company will pay the regular straight time rate, for all days served, upon his submitting a court receipt for the jury duty. However, if any employee had been scheduled and worked more than eight (8) hours per day for the four (4) weeks preceding the Jury Duty, the average number of hours over eight (8) which was worked shall be added to each jury duty day to be compensated for and paid at the appropriate overtime rate.

8.7  Veteran's Leave - Armed Forces

     All employees who:

(a) Enter the Armed Forces of the United States of America or the United States Merchant Marines;
(b) Are called for duty under the Selective Service Act of the United States of America;
(c) Shall, by order or directive of the government or any of its agencies, be required to work elsewhere; shall be granted leave during which period of leave their seniority shall continue to accumulate.

      All such employees shall be reinstated in accordance with existing laws on the basis of their accumulated seniority, including any general wage increase credit and accrued wage progression, and shall be reinstated either on the exact job previously held or on a job of like seniority, status and pay.

     If the employee is unable to apply for reinstatement by reason of physical disability during the period in which such application is required by law, application must be made within ninety (90) days from the time such disability is ended.

      For the purpose of this Section, it is understood that none of the employees covered by this Agreement has been or is employed in a temporary position within the meaning of that term as used in the Selective Service Act of l948, or as amended, and that probationary employees shall be entitled to credit for the period, as well as the accumulation of seniority thereafter.

8.8  Vacation Pay for Service Men

      All service men employees mentioned above who would have been eligible for vacation pay had they remained on the payroll, shall receive vacation pay for the first year of induction, as if they had continued in the active employ of the Company, provided it is his initial service obligation and such employee notified the employer of his intention to enter the Armed Forces or of the fact that he was being drafted. Such vacation pay will be paid with the final pay upon leaving the Company.

8.9  Military Leave - Temporary

      An employee, except part-time and/or probationary, who is a qualified member of the Federally-sponsored military unit and who is called to temporary active service (1 to 2 weeks) for training requirements, shall be granted a leave of absence under the following conditions:

(a) Before service, the employee shall submit official notification to the Company.


(b) If he has less than two (2) years of continuous service, leave will be granted without pay.

(c) If he has at least two (2) years of continuous service, he shall be granted a leave of absence with pay equal to the difference between his regular straight time compensation from the Company and the amount received by him from the Government.

8.10 Representatives Educational Leave

      Members of the Shop Committee, limit of four (4), and the  three
(3) Joint Health and Safety Representatives shall be entitled to paid time off to attend educational programs sponsored or endorsed by the International and/or Local Union as follows:

      COMMITTEEMEN

      1996 - 40 hours per each Representative
      1997 - 40 hours per each Representative
      1998 - 40 hours per each Representative
      1999 - 40 hours per each Representative

      HEALTH AND SAFETY REPRESENTATIVES
      (Training may be provided by either Company or Union)

      1996 - 16 hours per each Representative
      1997 - 16 hours per each Representative
      1998 - 16 hours per each Representative
      1999 - 16 hours per each Representative

       (The conversion from contract to calendar year shall not result in more than 120 hours per Committeeman nor more than 48 hours per Health and Safety Representative during the term of this Agreement.)

                              ARTICLE IX
                       HOURS, WAGES AND OVERTIME

9.1  WORK SHIFTS AND GUARANTEED WORK WEEK

The regular working day at Gibraltar Steel Corporation shall be as follows:

      One Shift Operation   -  7:00 A.M. to  3:30 P.M.

      Two Shift Operation   -  7:00 A.M. to  3:30 P.M.
                            -  3:30 P.M. to 12:00 Midnight

      Three Shift Operation -  7:30 A.M. to  3:30 P.M.
                            -  3:30 P.M. to 11:30 P.M.
                            - 11:30 P.M. to  7:30 A.M.

The shift starting at 7:00 A.M. or 7:30 A.M. shall be called the first shift. The shift starting at 3:30 P.M. shall be called the second shift.
The shift starting at 11:30 P.M. shall be called the third shift.

     11:30 P.M. Sunday is considered a Monday start time.

     Employees assigned to any job which is on a three-shift operation shall receive a twenty (20) minute paid lunch period.

      An employee who reports to work at the start of the regular work week shall be guaranteed five (5) consecutive eight (8) hour work days from Monday to Friday provided he continues to report for work each day. This paragraph does not apply to emergencies as provided for in
Section 11.3 of Article XI.

9.2  Work Day and Work Week

      Eight (8) hours shall constitute a regular "work day" and  forty
(40) hours a regular "work week." The regular work week shall be from Monday through Friday inclusive.

9.3  Overtime Payment

      Employees are not required to work beyond the standard work week as specified herein. However, if overtime is worked, overtime rates will be paid as follows:

(a)  Time and one-half will be paid for:

       All time worked in excess of eight (8) hours in any one (1) day from Monday to Friday inclusive and all work performed in the first eight (8) hours on Saturday.

(b) Double time will be paid for all work performed on Sunday and for all time worked in excess of the first eight (8) hours on Saturday.

9.4  Change of Work Shift and Work Week by Mutual Agreement

      The starting time of the work week and the starting and quitting time of each shift may be changed by written agreement between the Company and the Union.

9.5  Call-In Pay

      An employee called back to work in an emergency shall, be guaranteed a minimum of four (4) hours pay for time spent on the emergency, at his hourly rate or time and one-half for actual hours worked (double time on Sunday and triple time on the holidays) whichever is the greater amount.

9.6  Classification and Rates of Pay Must Be Negotiated

(a) Any classification and rates of pay introduced and not listed in the Schedules "A", "B", and "C" attached hereto shall be negotiated between the Company and the Union before being put into effect.

(b) The Company shall pay its employees hired before September 17, 1984 in accordance with Schedule "A" and Schedule "B" (Training Rates) where applicable; employees hired on or after September 17, 1984 shall be paid in accordance with Schedule "C" and Schedule "B" (Training Rates) where applicable, both hereto attached and as further provided for in this Agreement or other agreed upon method.

(c) Employees hired after September 1984 shall have ten cents (10) per hour added to their "C" rated jobs and applied retroactively to all time employee is classified in an "A" rated job whenever the employee is involuntarily re-classified to a "C" rated job. In no case shall his new "C" rate exceed "A" rate for the job he is involuntarily transferred to.




9.7   SHIFT PREMIUMS

      Employees assigned to work on any shift other than the first shift, or day shift, shall receive a second or third shift premium of twenty-seven cents (27) per hour in addition to their regularly earned hourly rate. The shift premium will be paid for overtime, holidays, vacation, bereavement leave, jury duty, etc.

9.8  PAY FOR WORK ON HOLIDAY

      In addition to holiday pay, double time shall be paid for all work performed on the following specified paid holidays.

          New Year's Day
          Good Friday
          Memorial Day
          Independence Day
          Labor Day
          Election Day
          Thanksgiving Day
          Friday after Thanksgiving
          Christmas Eve
          Christmas Day
          Day after Christmas
          New Year's Eve

 9.9 Holiday Pay
      Employees are not required to work on the holidays listed in Paragraph 9.8 above but shall be paid holiday pay for eight (8) hours at the straight time hourly rate. However, if an employee had been scheduled and worked more than eight (8) hours per day for the four
(4) weeks preceding the holiday week, the average number of hours over eight (8) which was worked shall be added to the regular holiday pay at the appropriate overtime rate.

9.10 Pay For All Holidays Within 31 Days of Termination of Employment.

      An employee whose active employment with the Company ceases for any reason, shall be paid holiday pay for all holidays which fall within a period of thirty-one (31) days from such employees last day worked which period shall include the last day worked.

9.11  Pay for Holidays While on Vacation, Jury Duty or National  Guard
Duty.

      Employees on vacation, jury duty or National Guard Duty, shall receive holiday pay for any holiday that falls in this period.

9.12 Overtime.

(a) Overtime shall be distributed and equalized among the employees of a classification in accordance with in-class hours charged. Any employee refusing overtime when offered shall disqualify himself from further overtime consideration for that day unless overtime assignments remain open after all other employees within the plant have declined. Such overtime shall be equalized as reasonably as possible among employees in the affected classification.

(b) Having exhausted the availability of Step A, overtime hours will be offered by total charged hours to capable employees outside the classification.

(c) Having exhausted the availability of employees in Step A and B, overtime hours will be offered by total accumulated hours to capable seasonal employees, probationary employees, and those employees who previously enrolled in a training program in the classification attempting to be filled. It is understood that employees enrolled in the training program will be offered the overtime training according to seniority, providing they are not scheduled for overtime work offered in their respective classification. No seasonal employee shall be allowed to work overtime on a preferred shift if an in-class employee has indicated on the sign-up sheet his desire to work that shift. In all cases, the regular employee must be signed up to work his classification and shift prior to signing up for a preferential shift. However, permanent employees shall be permitted to work a maximum of sixteen (16) hours of overtime prior to a seasonal employee being asked to work. Any remaining vacancies shall be filled in accordance with Article 2.8.

(d) The Company shall notify an employee being scheduled for weekend work, not later than 12:00 Noon of the preceding Wednesday. It is further understood that this in no way waives the Company's privilege of requesting at some later hour that an employee work on Saturday or Sunday should a situation arise calling for a change of plans.
Employees refusing such overtime shall not be charged when proper notice is not given herein. The scheduled overtime sheet shall be taken down by 7:30 A.M., Thursday of each week.

(e) A chart showing the total in-classification and total hours charged against each employee shall be posted and maintained by the Company. It is expected that any complaints relative to a possible error in the recording or distribution shall be promptly filed no later than Friday Noon. The listing shall be by classification and in order of seniority, it being understood that employees within a classification, charged with an equal amount of hours, shall be asked in order of seniority (senior employees first). Any error in assignment of overtime will be rectified within thirty (30 days) from notification to the Company of such error. Failure on the part of the Company to rectify such error within a specified time limit will result in the employee or employees being paid for such loss of overtime pay.

      For the purpose of determining equalization of overtime pursuant to the terms contained herein, the equalization of the overtime period in calculation, shall be zeroed and renewed every six (6) months, August 1st and February 1st of each year.

   (f) An employee who is present at work at the time scheduled overtime assignments are given who signs off by Thursday 8:00 A.M., or is requested to work by Thursday, 6:00 P.M., shall be charged with the amount of overtime hours worked or with the amount of overtime hours scheduled. During the week, if four (4) hours advance notice is given prior to the start of the offered overtime, employees will be charged with the hours worked or refused. Over-time shall be charged for all hours worked or refused in keeping with the necessary advance notice. In the event that the Company initiates and fails to complete the scheduling of the overtime within the four (4) hour specified charge limitations, only the employee(s) who work shall be charged on the overtime equalization record. An employee shall be charged, answered or not, when called by telephone within the proper time limits. Employees transferred to a new classification shall immediately become eligible for overtime assignments in either their new assignment, or if none, in their original classification if work is available. All overtime of transferred employees who are scheduled to work shall be charged in classification, providing overtime was scheduled and available in the employee's bid classification. Any transferred employee shall be charged with the number of hours equal to the highest in the classification. When two (2) or more employees are simultaneously transferred into the same classification, consideration will be given for overtime assignment in accordance with Paragraph (A) of Article 9.12. Regardless of seniority, all people regularly in the classification shall be offered overtime ahead of transferred employees. Probationary employees shall be listed on the chart and charged with the number of hours equal to the highest in classification. Employees who return from a leave of absence or sick leave, shall re-enter the list and be credited with the actual charged overtime hours in and out of class. Those employees returning from a lay off after thirty (30) days shall re-enter the overtime list and be credited with the same percentage of overtime hours in relationship to the highest amount of overtime hours in and out of classification that they had at the time of their lay off.

Employees  transferred on a daily basis for a minimum  of  twenty-four
(24)   hours   by   Thursday  7:30  A.M.,  shall   be   eligible   for
weekend/holiday assignments as stipulated in this section.

(g) If an individual has accepted to work overtime out of classification and an additional opening becomes available that was not previously posted due to production scheduling, consideration will be given to the individual in accordance with Article B.

(h) Except for extreme conditions, no double shifts will be offered. Whenever possible, the opening will be covered by having two (2) in-classification men split the time for the open shift, rather than one man working sixteen (16) hours.

     All challenges to overtime must be entered by Friday, 9:00 A.M.

(i) Employees shall be assigned to the job that they agreed to work on the overtime assignment sheet. If such job is not available, they shall have the right to go home without being charged points under the Attendance System. If job is cancelled prior to the start of the shift, the Company shall, conditions permitting, attempt to notify by phone the affected employee.

(j) Overtime, other than scheduled, shall be distributed and equalized among employees in the affected classification on a shift basis in accordance with hours charged. This overtime will be offered to eligible employees in order that the overtime hours are continuous with the employees' assigned shift.

(k) When unscheduled weekend overtime of two (2) hours or more is required, the overtime sign-up sheet must be used to fill the openings. When a holiday follows an employee's vacation, the employee is required to call the Company, within the appropriate time limits, if overtime is desired. If overtime is available, the employee shall be charged with the hours regardless if the employee worked them or refused.

(l) Members of the Shop Committee, Stewards and Union Health and Safety Representatives shall not be charged for overtime refused for the entire twenty-four (24) hour period, beginning at 11:30 P.M. the day before the Union Membership Meeting occurs. The Shop Committee shall notify the Company of which Union Representatives attended the Union Membership Meeting and are therefore excused from overtime charge through the submission of the "Sign-Out Sheet." The "Sign-Out Sheet" shall be turned in no later than 8:30 A.M. on the first work day following the scheduled Union Membership Meeting.

      Any bargaining unit employees attending a Union Membership Meeting shall not be charged on the overtime equalization record for refusing overtime offered simultaneous to the scheduled time of the Union Membership Meeting.

       The charging of overtime hours to either in or out of classification is to be determined by the classification the employee commenced working at the beginning of the employee's shift.

  (m) Employees shall be charged in classification when additional scheduled weekend/holiday overtime is available and concurrent with their out of classification overtime they are working.

9.13 Temporary Transfer.

(a) Temporary transfer of an employee may be made by the Company to facilitate production flow, cover employee absence, minimize temporary layoff or cover vacancies pending permanent hire, for a period not to exceed ten (10) working days unless extended by mutual agreement. At the expiration of the temporary transfer period, the transferred employee shall revert back to his regular classification. However, temporary transfer for the purpose of filling in for an employee on vacation or training (during qualification trial period) may continue for the period, after which time the employee shall revert back to his regular classification. Such temporary transfers shall be made in accordance with seniority and capability within a classification.

(b) An employee temporarily transferred from a lower to a higher classification shall receive the rate of pay in effect for work performed in the higher classification. An employee temporarily transferred from a higher to a lower classification shall receive the rate of pay in effect for the higher classification while working in a lower classification.

(c) When an employee is on a temporary transfer and that job is shut down, the transferred employee shall return to his bid classification.

(d) Should this occur when that employee is not on his normally assigned shift, the transferred employee shall return to his bid classification providing it is not occupied by an employee working in-class and on his normally assigned shift.

(e) In the event neither (c) or (d) above is possible, the employee may assume any job that a seasonal employee is on, considering that he is capable of performing that job.

(f) To expedite work and assure continuous production, or in the event of a temporary curtailment of work in any classification, employees may be assigned to such other duties as they may be able to perform as required by supervision subject to the terms of this Agreement.

(g) Temporary transfers are to be made by utilizing the least senior capable employee in a classification. The more senior capable employee shall be offered the higher rate of pay providing the number of temporary transfers remain equal to the last amount of moves. All in-class transfers from shift to shift will be considered a move. In all cases, the Company shall not make multiple temporary transfers when a capable employee can be utilized to directly fill the open classification. A regular employee shall be assigned a classification other than laboring prior to a seasonal employee considering that he is capable of performing the job.

(h) When multiple employees are shut down on any shift and they are transferred to the Labor Classification, as openings or start-ups occur in other job classifications, the most senior capable employee so transferred has the option to fill the open classification, provided all classified labor operators/laborers have so been assigned, until all employees are returned to the classification from which they originally came from prior to the shut down.
   (i) When management requires an employee to be temporarily transferred into a production classification during the week, and his new working hours differ from his assigned classification, the employee shall assume the shift time and lunch period of the classification that he is being temporarily transferred into. When an employee is temporarily transferred into the labor classification during the week and his normal working day was an eight-hour shift, he shall have the option to work his normal eight-hour shift or his temporarily transferred classification of 8.5 hours.

  (j) In all cases, the employees shall be compensated at the appropriate premium rate for all time worked in excess of the hours the employee would have worked had he not been transferred. When an employee is required to be temporarily transferred on a daily basis into the towmotor classification (strapping Department Shipping only), the affected employee will be required to work one-half hour beyond his usual quitting time, receiving overtime payment for this time.

The remaining one-half hour of the shift shall be filled as follows:

 1.     The   employee  who  was  temporarily  transferred  into   the
   classification shall be given first preference to work the final one-half hour of the shift at their appropriate overtime rate.

 2.   If the temporary transferred employee declines the final one-half
   hour   of  overtime,  a  capable  employee  working  in  the  labor classification on the shift shall be transferred into the towmotor classification.

 3. If there is not a laborer on the shift or if he is not capable of filling the opening, a line operator will be utilized to fill the opening.

(k) In the event a Laborer or Labor Operator is shutdown on his job and being returned to labor duties, the Laborer and Labor Operator would have the option to replace any seasonal help on any job that the Laborer and Labor Operator is capable of performing other than labor.

9.14 Operation of Crane by Maintenance Employee.

      The Company may permit a maintenance employee who is able to operate a crane to operate such crane in the course of his work whenever necessary provided no crane operator is available, but only for a period not to exceed one hour in any one (1) eight (8) hour work day.

                               ARTICLE X
                           SAFETY AND HEALTH

10.1 Health and Safety.

      The Company shall continue to make reasonable and proper provision for the safety and health of its employees at the plant during the hours of their employment, as the nature of the work and Federal and State regulations require.

10.2  SAFETY COMMITTEE.

      A joint Safety Committee shall be composed of three (3) Union representatives and three (3) Company representatives. The Safety Committee investigates all accidents and works to maintain the proper safety standards. The Safety Committee shall hold a joint shop safety inspection and meeting at least once a month. In addition to the Safety Committee, the Union shall designate a Health and Safety Representative on each shift to maintain proper safety standards. Union representatives of the Safety Committee and Health and Safety Representatives on each shift shall suffer no loss in pay for time necessarily spent during working hours in the pursuit of their duties.

10.3 Medical Supplies.

      The Company shall keep adequate reasonable medical supplies on hand at all times, as it has in the past.

10.4 Safety Equipment.

Section 1 - Grievance Pertaining to Health and Safety.

      When an employee has a complaint or grievance pertaining to Health and Safety, it shall be submitted to the joint Health and Safety Committee. If not settled by this Committee, they shall refer the matter to the Plant Manager, or his designated representative, who shall promptly take the necessary corrective action.

Section 2 - Protective Equipment.

(a) Upon request of the employee, the Company agrees to furnish, without charge, suitable gloves and aprons for any jobs mutually agreed to by the Company and the Union. Upon layoff, quit, or discharge, the gloves and aprons shall be returned by the employee to the Company. The Company will also make available suitable eating space, lockers and adequate washing facilities, together with other necessary sanitary or healthful considerations prescribed by law.

(b) In case eyeglasses of an employee are damaged due to his work, the Company, upon proper proof of said damage, will reimburse the employee for the cost of such glasses.

(c) The Company shall provide, at no cost to the employees, once each anniversary year, one (1) pair of safety shoes bearing a Union label, acceptable to the International Union. The retail cost of the safety shoes is not to exceed one hundred ten dollars ($110.00). The Company shall select the vendor and the styles of the shoes to be worn by the employee. Employees who are supplied with these safety shoes must wear them during working hours as a condition of employment.

                              ARTICLE XI
                          GENERAL CONDITIONS

11.1 Clauses in Violations of Law.

      In the event that any of the provisions of this agreement shall be or become invalid or unenforceable by reason of any Federal or State Law now existing or hereafter enacted, such invalidity or unenforceability shall not affect the remainder of the provisions hereof.

11.2  Printed Contracts.

      The Company agrees to print, with a Union Label, acceptable to the International Union and to distribute to each of its employees, a copy of this Agreement.

11.3  Act of God.

      In the event of an emergency making it necessary to stop work, such emergency, including such occurrences as boiler breakdown, power failure or Act of God, or other catastrophe, employees shall be paid at regular rates for hours worked up to the time of work stoppage. If such an emergency occurs when the shop is not operating, or on one of the shifts, there shall be no pay allowance for succeeding shifts. The Company, however, will do everything possible to notify employees of the emergency and thus not to report to work.

11.4 Wash-Up and Lunch Period During Overtime.

      A five (5) minute wash-up period will be allowed immediately prior to quitting time and immediately prior to the scheduled lunch period. If overtime is worked for more than two (2) hours immediately after eight (8) hours of work, the Company will allow a thirty (30) minute paid lunch period at the appropriate overtime rates.

11.5 Payment for First Day of Injury.

      Employees sent home by the employer or the employee's own doctor because of injuries received in the plant shall receive pay at their regular hourly rates for the balance of the shift on the day on which the injury occurred. If the employee is medically incapacitated and unable to operate a motor vehicle, the Company will pay for the transportation of the employee from the hospital to his residence via common carrier.

11.6 Coffee Breaks.

      The Company shall allow a ten (10) minute coffee break for each complete four (4) hours of regular time worked about midway in the four hours by either (a) suspending operations for such ten (10) minute period, or (b) allowing employees to take such time at individual periods when production will not be reduced thereby. Employees working two or more hours of overtime shall be provided with a ten (10) minute paid break between their regular shift and overtime hours.

11.7 Payment for Attending Compensation Hearing.

       An employee who is notified to report before the State Compensation Board for a hearing involving an injury sustained by him in the plant will be paid for the lost time at such hearing, if the employee is scheduled to work, and has reported for work for that shift before going to such hearing.

11.8 Shift Transfer.

(a) Employees shall be transferred from one shift to another in accordance with the seniority provisions of this Agreement. Should a shift transfer occur requiring an employee to start his new shift earlier than twenty-four (24) hours from the start of his previous shift, the first eight (8) hours of such new shift shall be compensated for at the rate of time and one-half.



(b) Any employee desiring to exercise his option to change shifts within his bid classification for the purpose of filling in for those employees on vacation, shall notify the Company in writing ten (10) days prior to the posting of the temporary transfer sheet for the affected weeks.

(c) Any employee desiring to exercise his option to change shifts within his bid classification for the purpose of filling in for those employees on sick leave, jury duty and leave of absence shall be allowed to do so without prior written notification. This shift transfer is inclusive from Monday to Friday.

(d) Mandatory shift changes occurring at the start of a regular work week shall be performed with preference to seniority within the affected classification, i.e. most senior first preference, least senior in the classification least preference.

      Mandatory shift changes occurring after an employee's regular work week has started shall be performed by the Company to prevent the shutdown of Production Machinery, such as but not limited to: Mills, Slitter, Crane, etc. The Company shall first mandatorily shift transfer, during a regular work week the least senior, capable Laborer and labor Operator classified employees per the appropriate vacancy, Helper/Support or Operator. In the event that there are no capable laborers or labor Operators, as the case may be, the Company shall then mandatorily shift transfer, during the regular work week, the least senior capable employee in a classification chosen by the Company. However, due to the specialized skills required, it is understood and agreed that the Company may select regardless of seniority within the Maintenance classification, employees to be shift transferred after the start of their regular work week to a different shift to prevent and/or repair any actual shutdown of Production Machinery.

      In all cases, the principle that is followed in mandatory shift transfers is the "Least Amount of Moves." Due to the emergency nature of mandatory shift transfers during the regular work week, it is recognized that in some cases "Displacement" may occur.

      The Company shall not mandatorily shift transfer any employee after the start of his regular work week unless it is for the express purpose of preventing the shutdown of Production Machinery. In the event that the Company proposes a shift transfer after the start of an employee's regular work week for any purpose other than preventing a shutdown of Production Machinery, such shift transfer shall only occur given the mutual agreement of the affected employee.

      All mandatory shift transfers occurring after the start of an employees work week shall only extend to the last day of the transferred shift's regular work week. Thereafter, the Company shall fill any vacancy per the Shift Transfer, Job Posting provisions of the Agreement. It is recognized that in some cases the same employee mandatorily shift transferred after the start of his regular work week may remain on such shift through the regular Shift Transfer provisions of the Agreement.

11.9 Employment of Disabled.

Job Provision for Disabled Employee.

(a) Any employee whose physical condition resulting from an injury or illness, prevents him from returning to his regular job, will be assigned to a job, if such job is available, or may exercise his seniority and displace a junior employee in a job provided, however, that the job involved be commensurate with his new physical condition as stated and approved by the Company doctor.

(b) If the Union is in disagreement with the Company doctor's report, the affected employee must file a grievance within two (2) days from the time the Union and/or the employee is notified in writing of the Company doctor's decision. The Union, upon request, shall be given a copy of the Company doctor's report. If the grievance is filed within the time limitation provided for herein, the Company's designated representatives and the Union representatives shall meet and discuss the grievance as provided for in Step 3 of the Grievance Procedure.

      If, at this meeting, no agreement is reached, such dispute shall be referred to an impartial doctor who may be selected by mutual agreement within five (5) days from the time of the meeting. If the parties fail to agree on an impartial doctor, the selection of such doctor shall be made by the Buffalo Office of the New York State Board of Mediation upon written application of the parties. The cost of the impartial doctor shall be borne equally by the parties. If the impartial doctor finds the aggrieved employee physically able to return to work, then all time lost from work retroactive to the day he was rejected by the Company doctor shall be paid to such employee. The rate of pay shall be the regular hourly rate.

11.10     Divulging of Information.

      The management of the Company shall not give out any report or information to any outside person, firm or corporation soliciting employment information with respect to a present or former employee of the Company without the written consent of such employee, unless required to do so by law. However, the Company may, without such written consent verify only the employment and the dates of employment of a present or former employee. Nothing herein shall require the Company to give any report or information to any employee or third party, unless required to do so by law. If there is any violation of this paragraph after the date of this Agreement, such affected employee, past or present, has the right to seek redress, financial or otherwise, through the Grievance Procedure provided for herein.

11.11     Vending Machines.

     Any profits or commissions realized from the sale of any products from vending machines which the Union and Company mutually agree to be installed or removed in the plant other than the office area shall be turned over to the Gibraltar Steel Unit of Local 55-U.A.W.

11.12      Union  Representatives May Not Be Promoted During  Term  of
           Office.

      No Committeeman or officer of the Local Union shall be promoted to the position of Foreman, Assistant Foreman, or any other position not included in the bargaining unit during his term of office or for a period of six (6) months thereafter, unless it has been agreed to by the Local Union.

11.13     Warning Notices.

      Warning Notices issued to employees shall be expunged from their record twelve (12) months from date of issuance.

11.14     Approval of Agreement.

      It is understood that this Agreement, and any modification thereto, must be approved by the International Union and the Board of Directors of the Company. In the event of failure of approval, the Agreement will be referred back to the parties for further negotiations.


11.15     Credit Union Deductions.

      The Company agrees, during the term of this Agreement, upon receipt of an individual, separate authorization and request in writing duly executed by a member of the Union to deduct weekly Credit Union deposits and re-payment of Credit Union loans as may be fixed by the member of the Union pursuant to the terms of said authorization and remit the same by check (payable to the Local 55 UAW Credit Union) to the Treasurer of the Credit Union the full amount collected not later than the first (lst) and third (3rd) Fridays of each month deductions were made.

      All such deductions shall be made from the employee's weekly paycheck after receipt of the authorization and request in writing by the employee and shall continue on a weekly basis thereafter until such time the employee or the Union gives notice in writing to the Company to cancel such payroll deductions.

      The Company and the Union shall work out a mutually satisfactory arrangement by which the Company will furnish the Treasurer of the Credit Union a record of those for whom deductions have been made together with the amount of such deductions.
      The Company further agrees that the terms and conditions of this Memorandum will not become effective until written notice is served on the Company by the Union. It is further agreed that at any time during the term of this Collective Bargaining Agreement upon five (5) day written notice to the Company by the Union this Memorandum shall be considered null and void in its entirety and shall be considered deleted from the Collective Bargaining Agreement.

11.16 UAW V-CAP Deductions

(a) The Company agrees during the term of this Agreement, upon receipt of an individual, separate authorization and request in writing duly executed by a member of the Union, to deduct monthly UAW V-CAP deductions as may be fixed by the member of the Union pursuant to the terms of said authorization and remit the same by check (payable to the UAW V-CAP) to the Financial Secretary of the Local 55 UAW the full amount collected not later than the tenth (10th) day of the month following the month in which deductions were made.

       All such deductions shall be made from the employee's second paycheck after receipt of the authorization and request in writing by the employee and shall continue on a monthly basis thereafter.

      The Company and the Union shall work out a mutually satisfactory arrangement by which the Company will furnish the Financial Secretary of Local 55 UAW a record of those for whom deductions have been made together with the amount of such deductions.

(b) The Union agrees to save harmless the Company from any liability whatsoever due to deductions made and funds remitted pursuant to this Section.

                              ARTICLE XII
                               INSURANCE

12.1 Local 55 UAW Welfare Fund.

(a) The Company shall continue to be a "Contributing Employer" and shall be bound by the provisions of the Local 55 UAW Welfare Fund, established pursuant to the Agreement and Declaration of Trust, created September 1, 1958, and amended and restated on August 15, 1985, hereafter referred to as the "Fund" which was created by a Board of Trustees, comprised of an equal number of Employer and Union Trustees, hereafter referred to as "Trustees."

(b) The Company hereby ratifies such "Fund" and any amendments made thereto as being part of this Collective Bargaining Agreement.

(c) The Union will provide the Company with a copy of the Fund and any amendments thereto and a copy of the Plan of Benefits.

12.2 Monthly Contributions.

(a)   The  Company  will contribute $ 148.56 for each  single,  active working employee, and $ 335.41 for each married, active working employee to the Local 55 UAW Welfare Fund (including those on sick leave) with an initial master list and subsequent supplemental lists for those for whom premiums have been paid by the l0th day of each calendar month. The initial master list will include names, addresses, social security numbers, ages, and such additional information as may be necessary. The monthly supplemental list shall include the foregoing information for only those employees who are hired or separated from the Company's payroll in each month.

  (b) Employee Life Insurance shall be eleven thousand dollars ($11,000). Effective July 30, 1997, Employee Life Insurance shall be twelve thousand dollars ($12,000).

  (c) The Prescription Drug Coverage provided by the Local 55 Health and Welfare Plan shall be a $5.00 co-pay plan. However, the Company will reimburse any employee for 100 percent of the co-pay to a maximum of $5.00 per prescription covered by the plan provided the employee utilizes a pharmacy that honors a reduced co-pay arrangement if available. To be eligible for reimbursement, the employee must provide proof of the identity of the person for whom the prescription was written and a receipt showing the amount paid by the employee. The Company will issue reimbursement checks to eligible employees at least quarterly.

12.3 Guarantee for Increased Cost.

     In addition to the cost stipulated herein, the Company guarantees to pay for any increased cost for the same coverage for the duration of this contract.

12.4  COVERAGE DURING CESSATION OF ACTIVE EMPLOYMENT.

(a) Employees who are discharged, quit, or are on a personal leave of absence (but not to include employees on sick leave) will be continued under the Plan for the remainder of the month in which the separation or leave occurs.

(b)  Employees who are laid off shall be covered for a period of three
(3) months past the last day of the month in which the layoff occurs.

(c) Employees who are on sick leave will be continued under the Plan for a period not to exceed twenty-four (24) consecutive months.

(d) Employees who are on a compensable sick leave shall be continued under the Plan for the duration of such sick leave.

(e) An employee who returns to work after a sick leave and again becomes sick before he has worked ten (10) days, and such sickness is related to his prior sickness, such sickness and sick leave shall be considered as a continuation of his prior sickness, in which case, such sick leave shall be considered as a new period of sick leave.

(f) In the event an employee returns to work after a sick leave, and again becomes sick after working ten (10) or more days, such sickness shall be considered as a new period of sick leave, regardless of whether or not the sickness is related to the prior sickness.

12.5 No Liability Upon Company Except to Make Contributions.

     It is understood and agreed that there shall be no liability upon the Company, other than to make the contributions provided for in this Article, and there will be no additional financial or moral obligations on the part of the Company if the insurance carrier defaults on any just claims pursuant to the terms of the New York State Disability Law.

12.6 Contributions for Newly Hired Employees.

     Except for weekly sick benefits (DBL) contributions for new hired employees shall commence on the first day of the month following thirty (30) days of employment.

12.7 Retirees Insurance Age 65.

(a) The Company will make contributions to the Local 55 UAW Welfare Fund in accordance with the terms of this Article for each employee who retires on or after September 1, 1987, from the Company after reaching age 65 with the following exceptions:

      1. There shall be no contributions for disability benefits and dental benefits.
      2. The amount of life insurance and AD&D shall be reduced to $2,000 and shall be paid in accordance with the terms of the policy.

     Retirees Insurance Age 62.

(b) Employees will be permitted to retire at age 62 with the same insurance package as "age 65 employees" as outlined in Paragraph A above with the following exceptions:

      1.  The employee must have fifteen (15) or more years of seniority.

      2. Employees are not eligible for coverage if they have comparable coverage through their spouse. (Coverage will remain available for employees who cease to have coverage through their spouse.)

      3. The $2,000 Life Insurance and AD&D Policy which is paid in accordance with the terms of the policy, will be provided to age 62 retirees even if the employee is covered by the spouse's hospital/medical coverage.


      4. The monthly contribution for employees electing early retirement shall be paid by the Company at following progressive rates:

                  Age 62 - 65%
                  Age 63 - 75%
                  Age 64 - 85%
                  Age 65 - 100%

         The remaining balance shall be remitted monthly by the employee to the Company on the first of each month preceding the coverage period. Upon reaching age 65, the Company shall make contributions in accordance with Paragraph A.

       5. Supplemental Medicare Reimbursements shall be frozen at $42.50 for all current employees and employees hired after July 30th, 1996 will not be eligible for this benefit.

                             ARTICLE XIII
                               VACATIONS

     Employees with seniority as provided below shall receive vacation time and allowances at the hourly rate received at the time they take their vacation or the applicable percentage of their total earnings received during their prior calendar year, whichever is greater, in accordance with the following schedule:

Seniority           Percentage         Hours of          Weeks of
                                          Pay            Vacation

Less than 1 year        2                 40                 1
-(As provided in
1(b) below)

1  year  -  Less        2                  40                1
than 2 years

2  years -  Less        4                  80                2
than 5 years

5  years -  Less        6                 120                3
than 15 years

15 years                8                 160                4
16 years                8.4               168                4
17 years                8.8               176                4
18 years                9.2               184                4
19 years                9.6               192                4
20 years               10.0               200                5

The following principles and policies shall govern application of the above schedules.

        An employee's seniority, for the purpose of this Article only, will be considered to have been attained on January 1st of the year in which he will acquire additional vacation time and/or pay under the above schedule. Such employee will become eligible for this additional time following his actual anniversary date that year. The employee's vacation will be calculated at the percent/hours of pay on the above schedule which reflects the employee's highest seniority anytime in that vacation year.

13.1 Vacation for Employees with Less Than One (1) Year Seniority.

     Employees with less than one (1) year seniority:
(a)  Full Vacation
      An employee who has worked and/or is credited with a minimum of one thousand (1000) hours from his date of hire until January 1st shall receive his full vacation allowance and time as provided in the above schedules.

(b)  Pro Rata Vacation
      An employee who has worked and/or is credited with a minimum of five hundred (500) hours but less than one thousand (1000) hours from  his  date  of  hire  until January  1st,  who  is  laid  off  or leaves the employ of the Company for any reason, shall receive a pro rata vacation allowance based on the worked and credited hours, using such hours as the numerator and one thousand (1000) as the denominator as provided in the above schedules.

13.2 Vacations for Employees with More Than One (1) Year of Seniority.

     Employees with more than one (1) year of seniority:

(a)  Full Vacation
      An employee who has worked and/or is credited with a minimum of one thousand (1000) hours within the previous calendar year shall receive his full vacation allowance and time as provided in the above schedules.

(b)  Pro Rata Vacation
      An employee who has worked and/or is credited with less than one thousand (1000) hours within the previous calendar year, who is laid off or leaves the employ of the Company for any reason, shall receive a pro rata vacation allowance based on the worked and credited hours, using such hours as the numerator and one thousand
(1000) as the denominator as provided in the above     schedules.

13.3  Vacation Computations Shall Include Shift Premium  and  Cost  of
Living.

      All computations to be used in the above schedules shall include shift differentials and cost-of-living adjustments.

13.4 Holidays Not Considered Vacation Time.

     Holidays for which, under this Agreement the employee is entitled to pay, shall not be counted as part of the employee's vacation time.

13.5 Payment of Vacation Pay Prior To Vacation Time.

       Vacation allowances shall be paid in the payroll period immediately prior to commencement of the vacation.

13.6 Vacation Payment for Employees who Leave Company.

     Employees who leave the employ of the Company who are entitled to a vacation allowance shall receive same in the payroll period following their last day of work. For the purpose of computing vacation allowance or vacation time, employees who laid off or discharged who are compensated for at least eight (8) hours in one (1) pay period in the month shall receive credit as if they worked for the whole month.

13.7 Vacation May Not be Designated During Period of Layoff.

       When vacation allowances are paid to employees who are laid off or terminated, the Company shall not designate a vacation period at that time.

13.8 Payment of Balance of Pro-Rata Vacation at Time of Recall.

      Any employee who is laid off and receives a pro-rata vacation allowance shall receive the balance of his vacation pay at the completion of his anniversary year providing such employee is recalled to work during the same anniversary year.

13.9 Anniversary Date.

      The term "Anniversary Date" shall mean the date of an employee's original hiring and every subsequent year thereafter.

      "Calendar Year" means January 1 to December 31 every year.
      "Vacation Year" means January 1 to December 31 every year.

13.10     Vacation Time May Not Be Accumulated.

      Vacation time may not be accumulated from year to year. Employees must take their vacations.

13.11     Vacation Period.

       The vacation period shall be from January 1 to December 31 of each year.

     The Company shall post a list of names of employees with allotted vacation time by January 2 of each year. Request for selection of vacation time must be submitted by January 15th. The final vacation allowance schedule shall be posted March 1st of each vacation year. Vacations will be granted as far as possible during vacation period at times most desirable by the employees. Preference shall be given on basis of seniority, with the exception of those employees failing to submit their request by January 15th. Employees choosing vacation during a holiday week shall choose either the Friday immediately prior or the Monday immediately after their vacation, according to seniority within their vacation grouping; however, in all cases, the final right to determine when vacations will be taken by each employee is exclusively reserved by the Company in order to insure the orderly and continuous operation of the plant.

13.12     Vacation Credit for Sick Time and Leave of Absence.

      Time off for employees who are on sick leave, union leave or mutually agreed leaves of absence shall be counted as time worked in computing vacation time provided such employee is not employed elsewhere. There shall be a limit of twenty-four (24) months for those employees on sick leave and mutually agreed leaves of absence.

13.13     Vacation Pay Premium for Work Performed

      In the event an employee performs work during his scheduled vacation period, he shall be compensated at time and one half (1 1/2) the guaranteed hourly rate of the job performed for all hours actually worked in addition to his vacation pay.

                              ARTICLE XIV
                              MANAGEMENT

14.1 Management Rights.

      The management of the Company and the direction of the working forces, including the right to hire, suspend or discharge for just cause, transfer or promote, and the right to relieve employees from duty because of lack of work is vested exclusively in the Company, subject to the terms of this Agreement.


                              ARTICLE XV
                       COST OF LIVING ALLOWANCE

15.1 Cost-of-Living.

      A cost-of-living allowance is provided for herein and shall be determined as follows:

(a) The cost-of-living allowance shall be added to employee's straight time hourly earnings and will be adjusted up or down each three months, as herein provided.

(b) The cost-of-living allowance will be determined in accordance with changes in the "Consumers' Price Index for Urban Wage Earners and Clerical Workers-All Items Revised Series" published by the Bureau of Labor Statistics, U. S. Department of Labor (1967=100), and hereinafter referred to as the B.L.S. Consumers' Price Index.

(c) The cost of living allowance, beginning with the first pay period following September 1, 1996, will continue in effect until the first pay period beginning after December 1, 1996. At that time, and thereafter during the period of the Agreement, adjustments shall be made quarterly at the following times:

Effective Date of Adjustment       Using Index Dated

September 1, 1996                  July 15, 1996
December 1, 1996                   October 15, 1996
March 1, 1997                      January 15, 1997
June 1, 1997                       April 15, 1997
And at Quarterly                   And at Quarterly
Intervals Thereafter               Intervals Thereafter
To June 1, 1999                    To April 15, 1999
Inclusive                          Inclusive

      In no event will a decline in the B.L.S. Consumers' Price Index below 452.0 provide the basis for a reduction in the wage of job classifications.

(d) The amount of cost of living allowance which shall be effective for any three (3) month period, as herein provided shall be in accordance with the following table:


                  B.L.S. Index                Allowance

                  452.0 or less               None
                  452.1 -- 452.4              One cent per hour
                  452.5 -- 452.8              Two cents per hour
                  452.9 -- 452.2              Three cents per hour
                  452.3 -- 453.6              Four cents per hour
                  453.7 -- 454.0              Five cents per hour
                  454.1 -- 454.4              Six cents per hour
                  454.5 -- 454.8              Seven cents per hour
                  454.9 -- 455.2              Eight cents per hour
                  455.3 -- 455.6              Nine cents per hour
                  455.7 -- 456.0              Ten cents per hour

     and so forth with one (1) cent per hour adjustment up or down for each 0.4 change in the index.
(e) The amount of cost of living allowance at the time shall be included in computing overtime premium, vacation payments, holiday payments, and call-in pay.

(f) In the event the Bureau of Labor Statistics does not issue the Consumers' Price Index on or before the beginning of the pay period referred to in Paragraph (c), any adjustments required will be made at the beginning of the first pay period after receipt of the index.

(g) No adjustments, retroactive or otherwise, shall be made due to any revision which later may be made in the published figures for the B.L.S. Consumers' Price Index for any base month.

(h) The parties of this Agreement agree that the continuance of the cost of living allowance is dependent upon the availability of the monthly (Official) B.L.S. Consumers' Price Index in its present form and calculated on the same basis as the Index of January 1993, unless otherwise agreed upon by the parties.

                              ARTICLE XVI
                   WAGE RATES AND JOB CLASSIFICATION

                             SCHEDULE "A"

                                 RATE          RATE          RATE
                               EFFECTIVE     EFFECTIVE     EFFECTIVE
CLASSIFICATION                 07/31/96      07/31/97      07/31/98
Hooker                           15.40         15.51         15.62
Maintenance                      16.05         16.16         16.27
Janitor                          15.08         15.19         15.30
Banding & Pkg. Line Operator     15.50         15.61         15.72
Banding & Pkg. Line Helper       15.40         15.51         15.62
Labor Operator                   15.25         15.36         15.47
Slitter Operator                 15.77         15.88         15.99
Slitter Helper                   15.40         15.51         15.62
Oscillating Slitter Operator     15.77         15.88         15.99
Oscillating Slitter Helper       15.40         15.51         15.62
Crane Operator                   15.56         15.67         15.78
Towmotor                         15.40         15.51         15.62
Reversing Mill
Operator/Annealer                16.44         16.55         16.66
Tandem Mill
Operator/Annealer                16.64         16.75         16.86
Mill Helper                      15.63         15.74         15.85
Recoiler                         15.40         15.51         15.62
Line Operator                    15.56         15.67         15.78
Table Bander                     15.40         15.51         15.62
Floor Bander & Towmotor          15.40         15.51         15.62
Scheduler/Annealer               15.96         16.07         16.18
Pay-Off Reel Loader              15.40         15.51         15.62
Re-Roll Operator                 15.40         15.51         15.62
Roll Grinder                     15.54         15.65         15.76
Radio Control Crane Operator     15.56         15.67         15.78


                          SCHEDULE "B"
                          TRAINING RATES

                                          AFTER 30          AFTER 60
CLASSIFICATION      STARTING RATE         WORK DAYS        WORK DAYS

Mill Operator    SCHEDULE A & C RATE   Schedule A RATE     Schedule A
(Reversing)           LESS $.40           LESS $.20        FULL RATE

Mill Operator    SCHEDULE A & C RATE   Schedule A RATE     Schedule A
(Tandem)              LESS $.40           LESS $.20        FULL RATE

Slitter Operator SCHEDULE A & C RATE   Schedule A RATE     Schedule A
                      LESS $.20           FULL RATE        FULL RATE

Oscillating      SCHEDULE A & C RATE   Schedule A RATE     Schedule A
Slitter Operator      LESS $.20           FULL RATE        FULL RATE

Crane Operator     SCHEDULE A RATE     Schedule A RATE     Schedule A
                      LESS $.20           FULL RATE        FULL RATE

Line Operator      SCHEDULE A RATE     Schedule A RATE     Schedule A
                      LESS $.20           FULL RATE        FULL RATE

Roll Grinder       SCHEDULE A RATE     Schedule A RATE     Schedule A
                      LESS $.20           FULL RATE        FULL RATE

Labor Operator     SCHEDULE C RATE      AFTER 6 MOS.     AFTER 12 MOS.
                       LABORER           Schedule A        Schedule A
                                       Rate Less $.75      FULL RATE
                                          Provided          Provided
                                          achieving        achieving
                                        capability as    capability as
                                       operator in any    operator in
                                      one (1) operator    any two (2)
                                       classification       operator
                                         selected by     classification
                                          Company.        selected by
                                                            Company.

Maintenance  SCHEDULE    AFTER 6 MOS    AFTER 12 MOS     AFTER 18 MOS.
Apprentice     A & C     SCHEDULE A      SCHEDULE A        SCHEDULE A
               RATE         RATE            RATE
            Less $1.50   Less $1.00       Less $.50        FULL RATE


                              ARTICLE XVI
                   WAGE RATES AND JOB CLASSIFICATION

                             SCHEDULE "C"


                                 RATE          RATE          RATE
                               EFFECTIVE     EFFECTIVE     EFFECTIVE
CLASSIFICATION                 07/31/96      07/31/97      07/31/98
Hooker                           13.90         14.01         14.12
Maintenance                      16.05         16.16         16.27
Janitor                          13.58         13.69         13.80
Banding & Pkg. Line Operator     14.00         14.11         14.22
Banding & Pkg. Line Helper       13.90         14.01         14.12
Labor Operator                   15.25         15.36         15.47
Laborer                          13.75         13.86         13.97
Slitter Operator                 15.77         15.88         15.99
Slitter Helper                   13.90         14.01         14.12
Oscillating Slitter Operator     15.77         15.88         15.99
Oscillating Slitter Helper       13.90         14.01         14.12
Crane Operator                   15.56         15.67         15.78
Towmotor                         13.90         14.01         14.12
Reversing Mill
Operator/Annealer                16.44         16.55         16.66
Tandem Mill
Operator/Annealer                16.64         16.75         16.86
Mill Helper                      14.13         14.24         14.35
Recoiler                         13.90         14.01         14.12
Line Operator                    15.56         15.67         15.78
Table Bander                     13.90         14.01         14.12
Floor Bander & Towmotor          13.90         14.01         14.12
Scheduler/Annealer               15.96         16.07         16.18
Pay-Off Reel Loader              13.90         14.01         14.12
Re-Roll Operator                 13.90         14.01         14.12
Roll Grinder                     15.54         15.65         15.76
Radio Control Crane Operator     15.56         15.67         15.78
Seasonal Employees                9.16          9.16          9.16



Effective Monday, August 5th, 1996 there shall be a 10 per hour per year of service increase for all "Schedule C" employees up to the maximum of "Schedule A."

                             ARTICLE XVII
                           RETIREMENT INCOME

17.1  Local 55 UAW Area Wide Retirement Income

     The Company shall continue to be a "Contributing Employer" to the Local 55 UAW Area Wide Retirement Income Fund, and shall be bound by the provisions of the Local 55 UAW Area Wide Retirement Income Fund, established pursuant to an Agreement and Declaration of Trust, created on December 3, l968 and as amended and restated on July 30, 1985; hereafter referred to as the "Fund" which was created by a Board of Trustees comprised of an equal number of Employer and Union Trustees, hereafter referred to as "Trustees."

17.2 Contributions

(a) The Company shall continue to make contributions of twenty-five dollars ($25.00) per week each employee.

(b) Effective May 6, 1996, the Company agrees to contribute an additional one dollar and fifteen cents ($1.15) per week per employee making a total contribution of twenty-six dollars and fifteen cents ($26.15) per week per employee.

(c) Effective May 5, 1997, the Company agrees to contribute an additional one dollar and fifteen cents ($1.15) per week per employee making a total contribution of twenty-seven dollars and thirty cents ($27.30) per week per employee.

(d) Effective May 4, 1998, the Company agrees to contribute an additional one dollar and fifteen cents ($1.15) per week per employee, making a total contribution of twenty-eight dollars and forty-five cents ($28.45) per week per employee.

(e) The Company shall make contributions for each employee, in accordance with Paragraphs (a), (b), (c) and (d), above, provided that such employee receives compensation of at least eight (8) hours in a week.

(f)    The  Company  shall  make  contributions  in  accordance   with
Paragraphs (a) and (b), (c) and (d) above for employees on:

      1.  Sick leave for a period not to exceed twenty-four months.
      2.  Sick leave for compensable injury.
      3.  Union leave of absence.

(g) Contributions shall be made before the tenth (10th) day of the month following the month for which week contributions are made.


                             ARTICLE XVIII
                              TERMINATION

      This Agreement shall continue in full force and effect until 12:00 Midnight on the 30th day of July, 1999. Thereafter, it shall be considered automatically renewed for each following twelve (12) month period unless either party shall serve written notice on the other sixty (60) days prior to each anniversary date of their intent to modify or amend the Agreement. If such notice is given, the parties will enter into negotiations in an attempt to reach an agreement on the provisions of a modified or amended contract. Failure to agree, the contract will be effective only on a day-to-day basis commencing on the day following the above termination date, until a new agreement is reached or until the Union serves the Company with a written ten-day notice to terminate the day-to-day agreement.

IN  WITNESS  WHEREOF,  the  parties have  caused  their  names  to  be
subscribed   below   by   their   duly  authorized   officers   and/or
representatives this 30th day of July, 1996.

FOR THE COMPANY:


/X/ Gerald E. LeVea
Gerald E. LeVea, V.P. & Gen. Mgr.

/x/ Edward C. Sibilio
Edward C. Sibilio, Plant Supt.

/x/ Edward J. Davis
Edward J. Davis, Employee Relations

/x/ Charles J. Davitt
Charles J. Davitt,
Corp. Director of Industrial Relations


FOR THE UNION:

/x/ Edward J. McGowan
Edward J. McGowan, Business Representative

/x/ Alfred L. Thompson
Alfred L. Thompson, Chairperson

/x/ Michael Cole
Michael Cole, Committeeperson

/x/ Bret Norris
Bret Norris, Committeeperson

/x/ Michael Zobrist
Michael Zobrist, Committeeperson





FOR THE INTERNATIONAL UNION:


/x/ Geri Ochocinska
Geri Ochocinska, Assistant Director




FOR THE BOARD OF DIRECTORS:


/x/ Neil E. Lipke
Neil E. Lipke

                     MEMORANDUMS OF UNDERSTANDING

      During the course of negotiations the following memorandums were agreed to:

MEMO #1 - ARTICLE II, SECTION 2.5 - OVERTIME REPRESENTATION

      During the current contract negotiations, the Union and the Company representatives agreed that the current language does not address the mechanics of how to select a Union Representative if one has not been scheduled for overtime. The below listed procedure will be utilized, and is mutually agreeable to both the Union and the Company.

     A. The Union Representative (Committeeperson/Steward) having the lowest amount of total overtime hours, who is capable of performing the work, will replace the out of class employee with the highest total overtime hours in the classification the Union Representative can perform.

          In the event that the above step does not result in a Union Representative working, the below procedure (B) will be incorporated.

     B. The Union Representative (Committeeperson/Steward) having the lowest amount of total overtime hours, who is capable of performing the work, will replace the in-class employee with the highest total overtime hours, in the classification the Union Representative can perform.

MEMO #2 - OVERTIME ERRORS CORRECTION METHOD

      The Company and Union have agreed on a trial basis, to correct any error in assignment of overtime hours by deducting the number of hours the employee should have been offered from the employees total overtime hours as listed on the equalization chart. This trial period shall remain in effect until one party serves written notice on the other to cancel this agreement. Should one party serve notice on the other, the parties shall revert to the former procedure to correct errors in overtime assignments which is outlined in paragraph 9.12 (e) of the Collective Bargaining Agreement. Conversion to the former procedure shall occur not later than the first day of the work week following seven (7) days after written notice of cancellation is received.

MEMO #3 - OVERTIME IN THE ANNEAL AND LINE OPERATOR CLASSIFICATION

      Overtime in the anneal operation will be offered first to the employee with the least amount of overtime hours in the Reversing Mill, Tandem Mill or Scheduler Classifications. These three (3) classifications will be considered "in-class" for the anneal operation.

      Overtime opportunities in the Line Operator Classification shall be offered first to the employee(s) with the least amount of overtime hours charged. The former practice of rotating shall be discontinued.

MEMO #4

     Line clean up laborers will receive cloth coveralls upon request.






MEMO #5 - STEP

      The Company and Union have agreed in principle to the following STEP Program and have further agreed to a two (2) hour per month meeting commitment for the purpose of refining and implementing STEP.

               SAFETY     TRAINING     EFFICIENCY
                         PRODUCTIVITY

                         = EQUALS =

                    SUCCESS    TEAMWORK
                 EDUCATIONAL OPPORTUNITIES
                          PURPOSE

                     STATEMENT AND PURPOSE AND COMMITMENT

      This statement of purpose and commitment is entered into between the Company, Gibraltar Steel Corporation, located at 2555 Walden Avenue, Cheektowaga, New York and the Union, Local 55 UAW on behalf of its members at Gibraltar Steel. The parties hereto recognize the benefit of establishing a joint master program which will house a variety of projects to foster a spirit of cooperation and a mutual dedication to the full development of employee skills, and meaningful involvement in the decision making process and the success of the Company as a world class provider.

     The parties recognize that success in this endeavor benefits all; the employees through job pride and satisfaction, the Company through recognition as a quality, dependable provider in a world market place and a greater share of the market.

       The   parties  agree  to  the  following  principles   in   the
establishment of this program and benefits derived from its success.

1.  Trust

      Decisions must be made in a setting which is characterized by working together in an atmosphere of complete trust.

2.  RESPECT

      Decision made at all levels must respect the concerns and interests of all employees in the Company.

3.  SHARING

     All employees must share the responsibility to find solutions for problems and can expect to share in any rewards of achieving common goals.

      The Company and the Union agree that the appropriate vehicle for this Joint Master Program is:
             STEP - Safety
                  - Training
                  - Efficiency
                  - Productivity

which when established will result in:
             S - Success
             T - Teamwork
             E - Educational Opportunities
             P - Purpose

      Both parties understand clearly the enormous undertaking of this project and recognize the need for patience, level headedness and commitment to see this project through. However, the parties also agree and understand that challenges in the market place from both competition and customers warrant immediate attention and is in the best interests of everyone.

     An overview of STEP consists of:

     A. DEVELOPMENT of each currently identified aspect of the master program i.e. - safety - training - efficiency - productivity as well as the general guidelines of the master program itself.

     B.  IMPLEMENTATION of each aspect of the program (step by step).

     C.  MONITOR and evaluate.

     D.  PROVIDE positive recognition.

     E.  PROVIDE constructive criticism and corrective directions.

MEMO #6 - PRESCRIPTION SAFETY GLASSES

     All employees who wear prescription lenses will be reimbursed for one (1) pair of prescription safety glasses with side shields during the term of the contract upon approval of the glasses by the Company. Employees may select any supplier to obtain their glasses from so long as they meet the required OSHA and ANSI standards. The following Reimbursement Schedule shall apply:

                                   7/30/96
                                    thru
                                   7/29/97        7/30/97
               Single Lenses   -   $ 20.60        $ 25.60
               Bifocal Lenses  -   $ 33.80        $ 38.80
               Trifocal Lenses -   $ 40.00        $ 45.00


MEMO #7 - Administration of Excused Overtime Refusal Due to Attendance at a Union Membership Meeting

      The Union Committee will jointly administer excused overtime refusal due to attendance at a Union Membership Meeting through the maintenance of a "Sign-Out Sheet" which would be provided and made available to the Union Membership attending a Union Membership Meeting at the conclusion of such meeting.

      Only those Union Members who could have worked overtime during the time period in which the Union Membership Meeting was held and who have signed the "Sign-Out Sheet" will be excused from charged overtime.

     The Union Committee shall deliver the Membership "Sign-Out Sheet" to the Company by 8:30 A.M. on the first regular work day immediately following the Union Membership Meeting.

      The Company will proceed with the current administration of charging for overtime and then review such charges in conjunction with the submitted "Sign-Out Sheet." Those Union Members having signed the "Sign-Out Sheet" shall be excused from any overtime charges incurred for the period in which the Union Membership Meeting was held.

MEMO #8 - WELFARE FUND INSURANCE

      Effective August 1, 1993 the Welfare Fund coverage shall be amended to include Rider #21 (Ambulatory Care) and Rider #18
(Preventive Care/or Newborn Children) and $3.00 prescription co-pay shall be changed to $5.00 prescription co-pay.






May 1, 1996

U.A.W. Local 55
892 Main Street
Buffalo, NY 14202


Attention:
Mr. Edward J. McGowan and Committee

Dear Mr. McGowan:

This letter will confirm our following understanding that was reached during the 1996 negotiations regarding the following issues:

  1. Pursuant to past practice, the Company agrees that it will continue to post and identify whenever mill clean-up is scheduled on weekend overtime.

  2. Article VII, Section 7.12(g)(2) - as agreed, the Training Program shall be incorporated as part of this agreement by reference, whenever a bargaining-unit employee exercises his right to initiate training on overtime. Also, under the section of the Training Program entitled "Eligibility" it was further agreed that the following addition in language be made:

          "Employees expressing a need for further training and/or refamiliarization on a job they have been previously qualified on may, at the Company's sole discretion, be temporarily transferred for up to two (2) consecutive work weeks to again attain competency and proficiency on that job. Refamiliarization on the job may include retraining on the basics of the job up to and including updates on the specifics of setups, new products, and machinery, etc. The parties recognize that displacement may occur as a result of the temporary transfer."

     3. That the Company is agreeable to accepting the resumes of relatives of Gibraltar employees for future consideration as outlined in our letter of April 17th, 1996.

     4. That the Company and Union have come to an agreement and understanding of the job duties of the Laborer and Labor Operator Classifications. The specific duties of these two (2) classifications are outlined on the following two (2) pages.

Very truly yours,
GIBRALTAR STRIP AND
STRAPPING DIVISION



Gerald E. LeVea
Vice President and General Manager



                        Laborer Classification



Duties:

A.)  Hand Banding (includes utilizing towmotor).

B.)  General Plant Housekeeping (includes strapping line clean up).

C.) Fill in for absenteeism, vacations and jobs requiring additional manpower due to a "temporary" influx of work.


Requirements and Stipulations:

A.) Laborers shall be trained in two (2) of the following jobs selected at the sole discretion of the Company: all Helpers, Towmotor, Janitor, Hooker and Strapping Line Support classifications.

B.) The Company may train, and Laborers may be required to learn all of the jobs referenced in paragraph A.) above. However, the qualification standard for the Laborer classification will be a minimum of qualification in two (2) of the jobs referenced in A.) above.

C.)  The Temporary Transfer, two (2) week limit does not apply.

D.) Filling in for other classifications on their shift or another shift, is not considered a move.

E.) Laboring overtime (banding, housekeeping) will be shared with the Labor Operator classification.

F.) Laborers are required to fill in for absenteeism, etc., before any regular classifications are utilized to fill the vacancy through temporary transfer. Laborers are required to fill in for absenteeism, etc. while on overtime.

G.) At the Company's sole discretion it may either post for a plant wide training opportunity or place a Laborer in such training opportunity on any job(s) referenced in paragraph A.) above.



                     Labor Operator Classification



Duties:

A.)  Hand Banding (includes utilizing towmotor).

B.)  General Plant Housekeeping (includes strapping line clean up).

C.)   Fill in for absenteeism, vacations and jobs requiring additional manpower due to a "temporary" influx of work.


Requirements and Stipulations:

A.) Labor Operators shall be trained in two (2) of the following jobs selected at the sole discretion of the Company: all Operators, Hooker, Slitter Helper and Janitor classifications.

B.)   Classifictions excluded will be Maintenance, Roll  Grinder,  and
   Truck Driver, specifically.

C.)   The  Company may train, and Labor Operators may be  required  to learn all of the jobs referenced in paragraph A.) above. However, the qualification standard for the Labor Operator classification will be a minimum of qualification in two (2) of the jobs referenced in A.) above.

D.)  The Temporary Transfer, two (2) week limit does not apply.

E.)   Filling  in for other classifications on their shift or  another shift, is not considered a move.

F.) Laboring overtime (banding, housekeeping) will be shared with the Laborer classification.

G.)   Labor  Operators are required to fill in for absenteeism,  etc., before any regular classifications are utilized to fill the vacancy through temporary transfer. Labor Operators are required to fill in for absenteeism, etc. while on overtime.

H.)   At  the Company's sole discretion it may either post for a plant wide training opportunity or place a Labor Operator in such training opportunity on any job(s) referenced in paragraph A.) above.




April 21, 1993



U.A.W. Local 55
892 Main Street
Buffalo, NY 14202

Attention:  Ms. G. Ochocinska and Committee

Dear Ms. Ochocinska:

During the course of negotiations, the Company and the Union discussed the criteria by which employees could bump into Labor Operator Classification during a layoff.

It was mutually agreed that during a layoff, employees having greater seniority could bump into the Labor Operator Classification providing such employee was capable of performing two or more Operator Classifications listed in the Agreement.

Very truly yours,

GIBRALTAR STRIP AND STRAPPING DIVISION



Gerald E. LeVea
Vice President & General Manager


April 21, 1993


U.A.W. Local 55
892 Main Street
Buffalo, NY 14202

Attention:  Ms. G. Ochocinska and Committee

Dear Ms. Ochocinska:

During the course of negotiations, the Company and the Union discussed the ability of employees to remain on their own shift when notified that they have been called for jury duty. It was mutually agreed as follows:

Employees called for jury duty shall immediately notify the Company that they have been so selected. At such time the employee will also notify the Company of their option to stay on their own shift or to be transferred to the first (day) shift for the duration of their jury duty. If the employee elects to stay on his own shift, it is understood such employee will remain in his own classification. Should the employee elect to be transferred to days or first shift, the employee will be considered as an extra and may be assigned to various jobs in accordance with the terms of the Collective Bargaining Agreement. It is also understood that the employee will provide a secondary notice daily between the hours of 5:00 P.M. and 7:00 P.M. to whomever the Company designates as to their jury duty requirements to physically report or not to report for such jury duty. The employee is not eligible to work his opted shift on the day he is required to report to jury duty.

It is further recognized that this understanding is in accordance with current court practices and that any changes, variances or unforeseen circumstances shall be subject of further discussions and mutual agreement between the Company and the Union.

Very truly yours,

GIBRALTAR STRIP AND STRAPPING DIVISION



Gerald E. LeVea
Vice President & General Manager


May 10, 1993



Ms. Geri Ochocinska
U.A.W. Local 55
892 Main Street
Buffalo, NY 14202

Dear Ms. Ochocinska:

During our recent contract negotiations the negotiating committee requested that the Company address the status of three (3) items used in the manufacturing facility that are considered by the workforce as being irritants. The three items are kerosene, zinc dust additive, and aluminum paint vapors.

I assure you that the Management of Gibraltar Steel Corporation is actively pursuing suitable alternate products for these three items. We would transition into the new products immediately after a successful trial period.

We have the same concerns regarding safety as the general Union Membership and will continue to insure that our workplace continues to remain a safe environment for all of our employees.

Very truly yours,

GIBRALTAR STRIP AND STRAPPING DIVISION



Gerald E. LeVea
Vice President & General Manager



                             LETTER OF COMMITMENT


Management of Gibraltar will continue to pledge best efforts to the Strip and Strapping Division on Walden Avenue to ensure that it remains a viable business for the long term future for the mutual benefit and security of both the management and all of the employees.



                                            Joseph Rosenecker
                                            President



                            TABLE OF CONTENTS - I



AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

WITNESSETH:  ARTICLE I - PURPOSE

      1.1 - Purpose of Agreement. . . . . . . . . . . . . . . . . . .
      1.2 - Bargaining Unit Employees . . . . . . . . . . . . . . . .

ARTICLE II - RECOGNITION

      2.1 - Union Recognition . . . . . . . . . . . . . . . . . . . .
      2.2 - Successor Clause. . . . . . . . . . . . . . . . . . . . .
      2.3 - List of Supervisors and Union Representatives . . . . . .
      2.4 - Conferences . . . . . . . . . . . . . . . . . . . . . . .
      2.5 - Overtime Representation . . . . . . . . . . . . . . . . .
      2.6 - No Subcontracting . . . . . . . . . . . . . . . . . . . .
      2.7 - Union Bulletin Boards . . . . . . . . . . . . . . . . . .
      2.8 - Supervision May Not Work. . . . . . . . . . . . . . . . .
      2.9 - Supremacy of the Agreement. . . . . . . . . . . . . . . .

ARTICLE III - COLLECTION OF DUES

      3.1 - Membership Cards. . . . . . . . . . . . . . . . . . . . .
      3.2 - Membership in Union a Condition of Employment . . . . . .
      3.3 - Termination of Employment for Failure to Pay Dues . . . .

ARTICLE IV -  REPRESENTATION

      4.1 - Representatives and Payment of Committeemen . . . . . . .
      4.2 - Representatives May Leave Jobs for Union Activities . . .
      4.3 - Payment of Committeemen and Steward . . . . . . . . . . .

ARTICLE V - GRIEVANCE PROCEDURE

      5.1 - Grievance Procedure - STEP 1 - Foreman's Disposition. . .
            Grievance Property of the Union . . . . . . . . . . . . .
            STEP 2 - Plant Manager's Disposition. . . . . . . . . . .
            STEP 3 - Disposition of Officers of the Company . . . . .
            STEP 4 - Arbitration. . . . . . . . . . . . . . . . . . .
      5.2 - Preliminary Meeting for Contemplated Discipline . . . . .
      5.3 - Five Work Days to File a Grievance on Discharge . . . . .
      5.4 - Evidence Before Arbitration . . . . . . . . . . . . . . .
      5.5 - Grievance Meetings Regarding Suspension and/or Discharge.

ARTICLE VI - STRIKES AND LOCKOUTS

      6.1 - No Strike Clause. . . . . . . . . . . . . . . . . . . . .
      6.2 - No Lockout Clause . . . . . . . . . . . . . . . . . . . .
      6.3 - Unauthorized Strikes. . . . . . . . . . . . . . . . . . .
      6.4 - Right to Strike . . . . . . . . . . . . . . . . . . . . .


                            TABLE OF CONTENTS - II



ARTICLE VII - SENIORITY

      7.1 - Company-Wide Seniority and Super-Seniority for Union
            Representatives . . . . . . . . . . . . . . . . . . . . .
      7.2 - Bumping and Recall - Three (3) Work Days Advance Notice
            of Layoff . . . . . . . . . . . . . . . . . . . . . . . .
      7.3 - Layoff Procedure. . . . . . . . . . . . . . . . . . . . .
      7.4 - Recall Procedure. . . . . . . . . . . . . . . . . . . . .
      7.5 - Seasonal Employees. . . . . . . . . . . . . . . . . . . .
      7.6 - Creation of New Shift . . . . . . . . . . . . . . . . . .
      7.7 - Probationary Period . . . . . . . . . . . . . . . . . . .
      7.8 - Loss of Seniority . . . . . . . . . . . . . . . . . . . .
      7.9 - Seniority Lists . . . . . . . . . . . . . . . . . . . . .
     7.10 - Seniority When Transferred or Promoted Out of
            Bargaining Unit . . . . . . . . . . . . . . . . . . . . .
     7.11 - Change of Address . . . . . . . . . . . . . . . . . . . .
     7.12 - Job Posting . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE VIII - LEAVES OF ABSENCE

      8.1 - Union Leave . . . . . . . . . . . . . . . . . . . . . . .
      8.2 - Personal Leave. . . . . . . . . . . . . . . . . . . . . .
      8.3 - Sick Leave with Seniority . . . . . . . . . . . . . . . .
      8.4 - Bereavement Leave . . . . . . . . . . . . . . . . . . . .
      8.5 - Leave of Absence Under False Pretenses. . . . . . . . . .
      8.6 - Jury Duty Leave . . . . . . . . . . . . . . . . . . . . .
      8.7 - Veteran's Leave -- Armed Forces . . . . . . . . . . . . .
      8.8 - Vacation Pay for Service Men. . . . . . . . . . . . . . .
      8.9 - Military Leave - Temporary. . . . . . . . . . . . . . . .
     8.10 - Representatives Educational Leave . . . . . . . . . . . .

ARTICLE IX - HOURS, WAGES AND OVERTIME

      9.1 - Work Shifts and Guaranteed Work Week. . . . . . . . . . .
      9.2 - Work Day and Work Week. . . . . . . . . . . . . . . . . .
      9.3 - Overtime Payment. . . . . . . . . . . . . . . . . . . . .
      9.4 - Change of Work Shifts and Work Week by Mutual
            Agreement . . . . . . . . . . . . . . . . . . . . . . . .
      9.5 - Call-In Pay . . . . . . . . . . . . . . . . . . . . . . .
      9.6 - Classifications and Rate of Pay Must be Negotiated. . . .
      9.7 - Shift Premiums. . . . . . . . . . . . . . . . . . . . . .
      9.8 - Pay For Work on Holiday . . . . . . . . . . . . . . . . .
      9.9 - Holiday Pay . . . . . . . . . . . . . . . . . . . . . . .
     9.10 - Pay For All Holidays Within 31 Days of Termination of
            Employment. . . . . . . . . . . . . . . . . . . . . . . .
     9.11 - Pay For Holidays While on Vacation, Jury Duty or
            National Guard Duty . . . . . . . . . . . . . . . . . . .
     9.12 - Overtime. . . . . . . . . . . . . . . . . . . . . . . . .
     9.13 - Temporary Transfer. . . . . . . . . . . . . . . . . . . .
     9.14 - Operation of Crane by Maintenance Employee. . . . . . . .


                           TABLE OF CONTENTS - III



ARTICLE X - SAFETY AND HEALTH

     10.1 - Health and Safety . . . . . . . . . . . . . . . . . . . .
     10.2 - Safety Committee . . . . . . . . . . . . . . . . . . . .
     10.3 - Medical Supplies. . . . . . . . . . . . . . . . . . . . .
     10.4 - Safety Equipment. . . . . . . . . . . . . . . . . . . . .
            Grievance Pertaining to Health and Safety . . . . . . . .
            Protective Equipment. . . . . . . . . . . . . . . . . . .

ARTICLE XI - GENERAL CONDITIONS

     11.1 - Clauses in Violations of Law. . . . . . . . . . . . . . .
     11.2 - Printed Contracts . . . . . . . . . . . . . . . . . . . .
     11.3 - Act of God. . . . . . . . . . . . . . . . . . . . . . . .
     11.4 - Wash-Up and Lunch Period During Overtime. . . . . . . . .
      11.5 - Payment for First Day of Injury . . . . . . . . . . . . .
 .
     11.6 - Coffee Breaks . . . . . . . . . . . . . . . . . . . . . .
     11.7 - Payment for Attending Compensation Hearing. . . . . . . .
     11.8 - Shift Transfer. . . . . . . . . . . . . . . . . . . . . .
     11.9 - Employment of Disabled. . . . . . . . . . . . . . . . . .
    11.10 - Divulging of Information. . . . . . . . . . . . . . . . .
    11.11 - Vending Machines. . . . . . . . . . . . . . . . . . . . .
    11.12 - Union Representatives May Not Be Promoted During Term
            of Office . . . . . . . . . . . . . . . . . . . . . . . .
    11.13 - Warning Notices . . . . . . . . . . . . . . . . . . . . .
    11.14 - Approval of Agreement . . . . . . . . . . . . . . . . . .
    11.15 - Credit Union Deductions . . . . . . . . . . . . . . . . .
    11.16 - UAW V-CAP Deductions. . . . . . . . . . . . . . . . . . .

ARTICLE XII - INSURANCE

     12.1 - Local 55 UAW Welfare Fund . . . . . . . . . . . . . . . .
     12.2 - Monthly Contributions . . . . . . . . . . . . . . . . . .
     12.3 - Guarantee for Increased Cost. . . . . . . . . . . . . . .
     12.4 - Coverage During Cessation of Active Employment. . . . . .
     12.5 - No Liability Upon Company Except to Make Contributions. .
     12.6 - Contributions for Newly Hired Employees . . . . . . . . .
     12.7 - Retirees Insurance Age 65 . . . . . . . . . . . . . . . .

ARTICLE XIII - VACATIONS

     13.1 - Vacation for Employees with Less Than One (1) Year of
            Seniority . . . . . . . . . . . . . . . . . . . . . . . .
     13.2 - Vacations for Employees with More Than One (1) Year of
            Seniority . . . . . . . . . . . . . . . . . . . . . . . .
     13.3 - Vacation Computations Shall Include Shift Premium and
            Cost of Living. . . . . . . . . . . . . . . . . . . . . .
     13.4 - Holidays Not Considered Vacation Time . . . . . . . . . .
     13.5 - Payment of Vacation Pay Prior to Vacation Time. . . . . .
     13.6 - Vacation Payment For Employees Who Leave Company. . . . .


                            TABLE OF CONTENTS - IV




     13.7 - Vacation May Not Be Designated During Period of Layoff. .
     13.8 - Payment of Balance of Pro-Rata Vacation at Time of
            Recall. . . . . . . . . . . . . . . . . . . . . . . . . .
     13.9 - Anniversary Date. . . . . . . . . . . . . . . . . . . . .
    13.10 - Vacation Time May Not Be Accumulated. . . . . . . . . . .
    13.11 - Vacation Period . . . . . . . . . . . . . . . . . . . . .
    13.12 - Vacation Credit for Sick Time and Leave of Absence. . . .

ARTICLE XIV - MANAGEMENT

     14.1 - Management Rights . . . . . . . . . . . . . . . . . . . .
ARTICLE XV - COST-OF-LIVING ALLOWANCE

     15.1 - Cost of Living. . . . . . . . . . . . . . . . . . . . . .

ARTICLE XVI - WAGE RATES AND JOB CLASSIFICATION

     Schedule "A"   . . . . . . . . . . . . . . . . . . . . . . . . .
     Schedule "B"   . . . . . . . . . . . . . . . . . . . . . . . . .
     Schedule "C"   . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XVII - RETIREMENT INCOME

     17.1 - Local 55 UAW Area Wide Retirement Income Fund . . . . . .
     17.2 - Contributions . . . . . . . . . . . . . . . . . . . . . .

ARTICLE XVIII - TERMINATION . . . . . . . . . . . . . . . . . . . . .

MEMORANDUMS OF UNDERSTANDING. . . . . . . . . . . . . . . . . . . . .

LETTERS OF UNDERSTANDING. . . . . . . . . . . . . . . . . . . . . . .

LETTER OF COMMITMENT. . . . . . . . . . . . . . . . . . . . . . . . .